SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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☐	Soliciting Material Pursuant to §240.14a-12

VARIAN MEDICAL SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Varian Medical Systems, Inc.

3100 Hansen Way
Palo Alto, CA 94304

December 28, 2004

Dear Stockholder:

You are cordially invited to attend Varian Medical Systems, Inc.’s 2005 Annual Meeting of Stockholders to be held on Thursday, February 17, 2005 at 1:00 p.m. at the Sheraton Palo Alto Hotel, Justine’s Room, 625 El Camino Real, Palo Alto, California 94301.

The Secretary’s formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to be acted upon at the annual meeting. You also will have the opportunity to hear what has happened in our business in the past year.

We hope that you can join us. However, whether or not you plan to be there, please sign and return your proxy card in the enclosed envelope as soon as possible so that your vote will be counted.

Sincerely,

Richard M. Levy
Chairman of the Board President and Chief Executive Officer

Varian Medical Systems, Inc.
3100 Hansen Way
Palo Alto, CA 94304

December 28, 2004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

Varian Medical Systems, Inc. will hold its Annual Meeting of Stockholders on Thursday, February 17, 2005 at 1:00 p.m. at the Sheraton Palo Alto Hotel, Justine’s Room, 625 El Camino Real, Palo Alto, California 94301.

At this annual meeting we will ask you:

•       to elect three directors to serve until the 2008 Annual Meeting of Stockholders and one director to serve until the 2007 Annual Meeting of Stockholders;

•       to approve the adoption of the Varian Medical Systems, Inc. 2005 Omnibus Stock Plan;

•       to ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2005; and

•       to transact any other business that properly comes before the annual meeting.

Your Board of Directors has selected December 20, 2004 as the record date for determining stockholders entitled to vote at the annual meeting. A list of stockholders as of that date will be available for inspection during ordinary business hours at our offices at 3100 Hansen Way, Palo Alto, California 94304 for ten days before the meeting.

This Proxy Statement, a proxy card and our 2004 Annual Report on Form 10-K are being distributed on or about December 28, 2004 to those entitled to vote.

By Order of the Board of Directors,
Joseph B. Phair
Secretary

GENERAL INFORMATION

Q:             Who is soliciting my proxy?

A:             The Board of Directors—the Board—of Varian Medical Systems, Inc.—the Company—is sending you this Proxy Statement in connection with our solicitation of proxies for use at the 2005 Annual Meeting of Stockholders—the Annual Meeting. Certain directors, officers and employees also may solicit proxies on our behalf by mail, phone, fax or in person. Georgeson Shareholder Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072-2586, has been hired to assist in soliciting proxies from brokers, bank nominees and other stockholders.

Q:             Who is paying for this solicitation?

A:             The Company will pay for the solicitation of proxies. The Company’s directors, officers and employees will not receive extra remuneration. The Company will pay Georgeson Shareholder Communications, Inc. not more than $25,000, plus reasonable out-of-pocket expenses, and also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our common stock.

Q:             What am I voting on?

A:             Proposal One is for the election of Susan L. Bostrom, R. Andrew Eckert, Richard M. Levy and Allen S. Lichter, M.D. to the Board. Mr. Levy, Dr. Lichter and Ms. Bostrom have been nominated for election for three-year terms ending at the 2008 Annual Meeting of Stockholders. Mr. Eckert has been nominated for election for a two-year term ending at the 2007 Annual Meeting of Stockholders.

Proposal Two is for the approval of the Varian Medical Systems, Inc. 2005 Omnibus Stock Plan—the 2005 Omnibus Stock Plan.

Proposal Three is for the ratification of the Company’s selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal year 2005.

Q:             Who can vote?

A:             Only those people who owned the Company’s common stock at the close of business on December 20, 2004, the record date for the Annual Meeting, may vote. Each share of common stock outstanding on that date is entitled to one vote on all matters to come before the meeting, except that cumulative voting will apply in the election of directors. Under the cumulative voting method of election, the stockholder computes the number of votes available to the stockholder by multiplying the number of shares the stockholder owned on the record date by the number of directors to be elected, and may cast the votes all for a single nominee or may distribute them in any manner among the nominees.

Q:             How do I vote?

A:             You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy card in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person—by voting you automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving our Secretary written notice of your revocation or by submitting a later-dated proxy. If you sign and return your proxy card in time, the individuals named as proxyholders will vote your shares as you instruct. If you sign and return your proxy card but do not mark your voting instructions, the individuals named as proxyholders will vote your shares FOR the election of the nominees for director, FOR approval of the 2005 Omnibus Stock Plan and FOR the ratification of the Company’s selection of PricewaterhouseCoopers LLP as the Company’s independent auditors.

Q:             What constitutes a quorum?

A:             On the record date, Varian Medical Systems, Inc. had 133,520,672 shares of common stock, $1.00 par value, outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the issued and outstanding stock entitled to vote at the meeting are present in person or represented by proxy. We include the shares of persons who abstain in determining those present and entitled to vote. We also include shares held by brokers in “street” or “nominee” name when the broker has discretionary authority to vote on at least one matter.

Q:             What vote is needed?

A:             For Proposal One, the election of directors, the four nominees receiving the highest number of votes of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting on the election of directors shall be elected as directors. As a result, if you withhold your authority to vote for any nominee, your vote will not affect the outcome of the election. “Broker non-votes”—votes that brokers do not have the discretion to cast because they have not received instructions from the beneficial holders—also have no effect on the outcome of the election.

For Proposal Two, the approval of the 2005 Omnibus Stock Plan, an affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal Two is required in order to approve the 2005 Omnibus Stock Plan. An abstention on Proposal Two will be included in the total number of shares entitled to vote and, therefore, will have the effect of a vote against the proposal. “Broker non-votes” in respect of this proposal will not affect the outcome of the proposal.

For Proposal Three, the ratification of the Company’s selection of PricewaterhouseCoopers LLP as the Company’s independent auditors, an affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal Three is required in order to ratify the selection of PricewaterhouseCoopers LLP. An abstention on Proposal Three will be included in the total number of shares entitled to vote and, therefore, will have the effect of a vote against the proposal. “Broker non-votes” in respect of this proposal will not affect the outcome of the proposal.

Q:             Can I vote on other matters?

A:             Our by-laws limit the business conducted at any annual meeting to (1) business in the notice of the meeting, (2) business directed by the Board and (3) business brought by a stockholder of record entitled to vote at the meeting so long as the stockholder has notified our Secretary in writing (at our Palo Alto headquarters) not less than 60 days nor more than 90 days before the anniversary of the mailing of the proxy statement for the prior year’s annual meeting. The notice must briefly describe the business to be brought and the reasons; give the name, address and number of shares owned by the stockholder of record and any beneficial holder for which the proposal is made; and identify any material interest the stockholder of record or any beneficial owner has in the business.

We do not expect any matters other than the election of the directors, the approval of the 2005 Omnibus Stock Plan  and the ratification of the Company’s selection of PricewaterhouseCoopers LLP as the Company’s independent auditors to come before the Annual Meeting. If any other matter is presented, your signed proxy card gives the individuals named as proxyholders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934—the Exchange Act—(which would include matters that the proxyholders did not know were to be presented at least 60 days before the anniversary of the mailing of last year’s proxy statement).

Q:             When are stockholder proposals due for the 2006 Annual Meeting?

A:             To be considered for presentation in the proxy statement and on the proxy card for our 2006 Annual Meeting of Stockholders, a stockholder proposal must be received no later than August 30, 2005.

Q:             How do I nominate someone to be a director?

A:             A stockholder may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders by notifying our Secretary in writing (at our Palo Alto headquarters) not less than 60 days nor more than 90 days before the anniversary of the mailing of the proxy statement for the prior year’s annual meeting. The notice must include the full name, age, business and residence addresses, principal occupation or employment of the potential candidate, the number of shares of the Company’s common stock the nominee beneficially owns, any other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Exchange Act and the nominee’s written consent to the nomination and to serve, if elected.

Q:             How does the Board select nominees for the Board?

A:             The Company’s Nominating and Corporate Governance Committee will consider potential candidates for directors submitted by stockholders, in addition to those suggested by other Board members and the Company’s management, and does not evaluate candidates differently based upon the source of the nominee. The Nominating and Corporate Governance Committee considers and evaluates each properly submitted potential candidate for directorship in an effort to achieve a balance of knowledge, experience and capability on the Board, as well as to ensure that the composition of the Board at all times adheres to the independence requirements applicable to New York Stock Exchange listed companies and other regulatory requirements applicable to the Company. A stockholder may recommend potential candidates for director by notifying our Secretary in writing (at our Palo Alto headquarters).

Q:             Are there any minimum qualifications required for a director nominee?

A:             As set forth in its charter and in the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee’s criteria for selecting director nominees include:  knowledge, skills, experience in business, finance, administration and relevant technical disciplines; business management experience; international business experience and experience in industries beyond healthcare; knowledge about our industry and technology or other areas of knowledge useful to the Company’s business and product lines; social experience; gender and racial diversity and other attributes that the Nominating and Corporate Governance Committee determines will contribute to the Company’s success and achievement of its business and social goals. The Nominating and Corporate Governance Committee will also consider the candidate’s ability to serve the long-term interests of the Company’s stockholders and availability to devote time to the Company’s affairs. Please see our Corporate Governance Guidelines for additional details on our policy, process and membership criteria.

Q:             How may I communicate with the Board of Directors?

A:             Stockholders may communicate directly with the Board through the Board’s “lead” director by sending and e-mail to “lead.director@varian.com”.  Messages intended for a specific director will be forwarded to such director.

PROPOSAL ONE
ELECTION OF DIRECTORS

Varian Medical Systems, Inc.’s Board of Directors is divided into three classes serving staggered three-year terms. At the Annual Meeting, you and the other stockholders will elect three individuals to serve as directors for three-year terms that expire at the 2008 Annual Meeting and one individual to serve as a director for a two-year term that expires at the 2007 Annual Meeting. All four nominees, Susan L. Bostrom, R. Andrew Eckert, Richard M. Levy and Allen S. Lichter, M.D., are now members of the Board. Ms. Bostrom was appointed by the Board in June, 2004 to fill a newly created seat on the Board for the term expiring at the 2005 Annual Meeting. Mr. Eckert was appointed to the Board in October, 2004 to fill the seat left vacant by the death of Terry R. Lautenbach, which term expires at the 2007 Annual Meeting, with stockholder approval at the 2005 Annual Meeting.

The individuals named as proxyholders will vote your proxy for the election of the four nominees unless you direct them to withhold your votes. If any nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxyholders may vote for a substitute.

Below are the names and ages of the Company’s directors, the years they became directors, their principal occupations or employment for at least the past five years and directorships they hold in other public companies.

Nominees for Election for a Three-Year Term Ending with the 2008 Annual Meeting

• Susan L. Bostrom

Age 44, a director of the Company since 2004. Senior Vice President of the Internet Business Solutions Group at Cisco Systems, Inc. (a networking equipment provider) since February 2000 and added responsibility for Worldwide Government Affairs in October, 2000. From 1998 to February 2000, Vice President of the Internet Business Solutions Group at Cisco Systems, Inc. Also a director of Cadence Design Systems, Inc. (a provider of electronic design automation technologies and engineering services).

• Richard M. Levy

Age 66, a director since 1999. Our Chairman of the Board since February 14, 2003 and President and Chief Executive Officer since April 2, 1999. Previously, our Executive Vice President responsible for our medical systems business from 1990 to April 2, 1999. Also a director of Pharmacyclics, Inc. (a pharmaceutical company).

• Allen S. Lichter, M.D.

Age 58, a director since 2003. Dean of the University of Michigan Medical School since 1999, after first serving as interim Dean starting December 1, 1998 while concurrently maintaining his position as professor of radiation oncology in the University’s Department of Radiation Oncology.

Nominee for Election for Two-Year Term Ending with the 2007 Annual Meeting

• R. Andrew Eckert

Age 43, a director of the Company since 2004. Chief Executive Officer of SumTotal Systems, Inc. (a enterprise software provider). From 2002 to 2004, Chief Executive Officer of Docent Inc. (a enterprise software provider). Previously, Chairman and Chief Executive Officer of ADAC Laboratories (a medical imaging company) from 1997 to 2000. Also a director of Connetics Corporation (a specialty pharmaceutical company) and for Chordiant Software, Inc. (an enterprise software company).

Directors Continuing in Office Until the 2007 Annual Meeting

• John Seely Brown

Age 64, a director since 1998. Retired; former Vice President of Xerox Corporation from 1986 to 2002 and Chief Scientist from 1992 to 2002. Director of the Xerox Palo Alto Research Center from 1990 to 2000. Also a director of Corning Incorporated (a diversified technology company) and Polycom, Inc. (a provider of video, voice, data and web conferencing solutions).

• Samuel Hellman, M.D.	Age 70, a director since 1992. A. N. Pritzker Distinguished Service Professor in the Department of Radiation and Cellular Oncology at the University of Chicago since 1993.

Directors Continuing in Office Until the 2006 Annual Meeting

• David W. Martin, Jr., M.D.

Age 63, a director since 1994. Chairman and Chief Executive Officer of AvidBiotics, Inc. (a biotech company) since 2004. Previously, Chairman and Chief Executive Officer of GangaGen, Inc. (a biotechnology company) from 2003 to 2004. From 1997 to 2003, Chief Executive Officer of Eos Biotechnology, Inc. (a biotechnology company). Also a director of Cubist Pharmaceuticals, Inc. (a biopharmaceutical company).

• Ruediger Naumann-Etienne

Age 58, a director since 2003. Chairman of the Board of Directors of Quinton Cardiology Systems (a medical equipment company) since 2000. From 1993 to 1999, Chairman of the Board of Directors of OEC Medical Systems (a provider of interoperative imaging solutions, acquired by General Electric Corporation). Owner and Managing Director of Intertec Group (an investment company specializing in the medical technology field) since 1989. Also a director of BioRad Laboratories, Inc. (a provider of research and clinical diagnostic products).

Corporate Governance; the Board and Committees of the Board; and Meetings

The Company has policies and practices that are compliant with the New York Stock Exchange listing requirements and the Exchange Act, including the following:

•       The Board has adopted clear corporate governance policies articulated in the Company’s Corporate Governance Guidelines, which includes basic director duties and responsibilities.

•       The Board has also adopted a Code of Business Ethics applicable to all of the Company’s employees, including the executive officers.

•       The Company has hotlines for employees to report ethics and financial matters, including accounting, internal controls and audit concerns, and the Audit Committee has established procedures for anonymous submission of these matters.

•       The Board conducts an annual self-assessment on its effectiveness and the effectiveness of each of its committees.

•       Directors are expected to attend all stockholder meeting, and all directors were in attendance at the Company’s 2004 annual meeting of stockholders (except Ms. Bostrom and Mr. Eckert, neither of whom were serving as directors at that time).

•       The Board has a retirement age of 70, which the Board has suspended for Samuel Hellman, M.D. so that he may serve until the 2007 Annual Meeting, which is the expiration of the full 3-year term to which he was elected by the stockholders of the Company.

The Board met four times in fiscal year 2004, with executive sessions of the independent directors at each of these  Board meetings that was led by the “lead” director.  The Board has determined that all directors, except Mr. Levy, our Chairman of the Board, President and Chief Executive Officer, are “independent directors” as defined in the Exchange Act and New York Stock Exchange listing requirements and under the Company’s Corporate Governance Guidelines. In making this determination, the Board considered transactions and relationships between each director or his or her immediate family and the Company and its subsidiaries, including those of Drs. Hellman and Lichter reported in the section below captioned, “Certain Relationships and Transactions.” The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, the Board affirmatively determined, based on its understanding of such transactions and relationships, that Drs. Hellman and Lichter are “independent directors”.

We have six standing committees: Audit Committee, Compensation and Management Development Committee, Executive Committee, Nominating and Corporate Governance Committee, Strategy and Technology Committee and Stock Grant Committee. Each of these committees, except for the Stock Grant Committee, has a written charter approved by the Board. A copy of the charters for the Audit Committee, the Compensation and Management Development Committee and the Nominating and Corporate Governance Committee, as well as the Company’s Corporate Governance Guidelines and Code of Business Ethics, can be found at the “Corporate Governance” link under the “Investor Relations” webpage at www.varian.com and are available in printed hardcopy format upon written request to our Secretary at our Palo Alto headquarters. Mr. Lautenbach was a member of the Board; a member of the Audit Committee, Compensation and Management Development Committee, Executive Committee, Nominating and Corporate Governance Committee and Strategy and Technology Committee; and our “lead” director until he passed away in June, 2004. Dr. Martin was appointed “lead” director in August, 2004.

Audit Committee

•       Oversees the Company’s accounting and financial reporting process and audits of financial statements.

•       Assists the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the performance of the Company’s internal audit function and of the independent auditors.

•       Reports to the Board the results of its monitoring and recommendations.

•       Provides to the Board such additional information and materials as the committee may determine is necessary to make the Board aware of significant financial matters requiring the Board’s attention.

The current members are Mr. Naumann-Etienne (Chairman), Ms. Bostrom, Mr. Eckert and Dr. Martin. Mr. Eckert was just appointed to the Audit Committee at the Board’s November 19, 2004 meeting, so he did not have an opportunity to attend any meetings of this committee in fiscal year 2004. The Audit Committee met six times in fiscal year 2004. The Board has determined that each member of the Audit Committee is an “independent director” as defined in the Exchange Act and New York Stock Exchange listing requirements and under the Company’s Corporate Governance Guidelines. The Board has determined that Mr. Naumann-Etienne is an “audit committee financial expert” as defined in Item 401(k) of Regulation S-K of the Exchange Act based upon his experience as the chief financial officer and principal accounting officer of Diasonics, Inc. between 1984 and 1987 and as group controller for Texas Instruments between 1982 and 1984, and his formal education represented by his doctorate degree in international finance from the University of Michigan.

Compensation and Management Development Committee

•       Provides advice on management matters that have major implications to the development of the Company.

•       Administers the Company’s stock and cash incentive plans.

•       Discharges the Board’s responsibilities relating to compensation of the Company’s executive officers, including the determination of compensation of the President and Chief Executive Officer and the other senior executives.

•       Evaluates the Company’s compensation plans, policies and programs for executive officers and recommends the establishment of policies dealing with various compensation and employee benefit plans.

The current members are Dr. Hellman (Chairman), Ms. Bostrom, Mr. Brown, Mr. Eckert, Dr. Lichter, Dr. Martin and Mr. Naumann-Etienne. Mr. Eckert was just appointed to the Compensation and Management Development Committee at the Board’s November 19, 2004 meeting, so he did not have an opportunity to attend any meetings of this committee in fiscal year 2004. The Compensation and Management Development Committee met four times in fiscal year 2004. Each of the members of this committee is an “independent director” as defined in the Exchange Act and New York Stock Exchange listing requirements and under the Company’s Corporate Governance Guidelines and is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code—Section 162(m).

Executive Committee

•       Acts on matters when a meeting of the full Board is impracticable.

•       Has all the powers of the Board except those powers reserved by law to the full Board.

The current members are Mr. Levy (Chairman) and Drs. Hellman and Martin. The Executive Committee did not meet in fiscal year 2004, but conducted all of its business by unanimous written consent.

Nominating and Corporate Governance Committee

•       Develops and recommends to the Board the governance principles applicable to the Company and assists the Company in following appropriate corporate governance standards.

•       Identifies and recommends to the Board potential nominees to the Board, including stockholder suggestions.

•       Recommends to the Board the director nominees for committee assignments.

•       Oversees the evaluation of the Board’s performance.

The current members are Dr. Martin (Chairman), Ms. Bostrom, Mr. Brown, Dr. Hellman, Dr. Lichter and Mr. Naumann-Etienne. The Nominating and Corporate Governance Committee met four times in fiscal year 2004. Each member of this committee is an “independent director” as defined in the Exchange Act and New York Stock Exchange listing requirements and under the Company’s Corporate Governance Guidelines.

Strategy and Technology Committee

•       Reviews the Company’s long term research and development programs.

•       Evaluates technologies that may be candidates for investment or acquisition.

•       Identifies and evaluates emerging technologies which could be an opportunity or disruption to the Company’s business.

•       Makes recommendations and provides advice to the Board, as appropriate, on the above.

The current members are Mr. Brown (Co-Chairman), Dr. Martin (Co-Chairman), Ms. Bostrom, Mr. Eckert, Dr. Hellman, Mr. Levy, Dr. Lichter and Mr. Naumann-Etienne. Mr. Eckert was just appointed to the Strategy and Technology Committee at the Board’s November 19, 2004 meeting, so he did not have an opportunity to attend any meetings of this committee in fiscal year 2004. The Strategy and Technology Committee did not meet in fiscal year 2004.

Stock Grant Committee

•       Grants and administers stock options, restricted stock and other awards, subject to certain limitations, to non-officers of the Company.

The current members are Mr. Levy (Chairman) and Dr. Martin. The Stock Grant Committee did not meet in fiscal year 2004, but conducted all of its business by unanimous written consent.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers currently serves, or in the past has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board or the Compensation and Management Development Committee.

Certain Relationships and Transactions

Dr. Hellman is employed as the A. N. Pritzker Distinguished Service Professor in the Department of Radiation and Cellular Oncology at the University of Chicago. The Company has and does sell its products and services to the University of Chicago in the ordinary course of business. In fiscal years 2004, 2003 and 2002, the Company was paid approximately $105,000, $637,000 and $0, respectively, for products and services from The University of Chicago. The University of Chicago’s revenues were approximately $1.8 billion in 2003 and $1.7 billion in 2002. No revenues have been published for 2004. The Board has determined that Dr. Hellman does not have a direct or indirect material interest in any of these transactions and is an “independent director” as defined in the Exchange Act and New York Stock Exchange listing requirements and under the Company’s Corporate Governance Guidelines.

Dr. Lichter is employed as the Dean of the University of Michigan Medical School. The Company has and does sell its products and services to the University of Michigan in the ordinary course of business. In fiscal years 2004, 2003 and 2002, the Company was paid approximately $128,000, $1,520,000 and $721,000, respectively, for products and services from The University of Michigan. The University of Michigan’s revenues were approximately $3.9 billion in 2004, $3.9 billion in 2003 and $3.6 billion in 2002. The Board has determined that Dr. Lichter does not have a direct or indirect material interest in any of these transactions and is an “independent director” as defined in the Exchange Act and New York Stock Exchange listing requirements and under the Company’s Corporate Governance Guidelines.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE ABOVE NOMINEES.

PROPOSAL TWO

APPROVAL OF THE VARIAN MEDICAL SYSTEMS, INC. 2005 OMNIBUS STOCK PLAN

You and other stockholders are also being asked to approve the Varian Medical Systems, Inc. 2005 Omnibus Stock Plan—the 2005 Omnibus Stock Plan—that provides for equity-based compensation to directors, executive officers and employees.

The 2005 Omnibus Stock Plan was approved by the Board at its November 19, 2004 meeting and is effective upon the approval of a majority of the shares of the Company’s Common Stock that are present in person or by proxy at the Annual Meeting—Stockholder Approval. The Board and the Compensation and Management Development Committee—the Committee—reviewed the existing Varian Medical Systems, Inc. Omnibus Stock Plan approved by the Company’s stockholders effective April 3, 1999 and the Varian Medical Systems, Inc. 2000 Stock Plan adopted by the Board effective November 17, 2000—the Prior Plans—and determined that an insufficient number of shares are available under the Prior Plans to enable the Company to provide future grants of stock options and other stock-based incentives and other awards to our employees and directors.

Purpose of the 2005 Omnibus Stock Plan

The 2005 Omnibus Stock Plan is intended to promote the success of the Company by providing a vehicle under which a variety of stock-based incentive and other awards can be granted to employees and consultants and to directors of the Company who are employees of neither the Company nor any affiliate—non-employee directors.

Description of the 2005 Omnibus Stock Plan

The following paragraphs provide a summary of the principal features of the 2005 Omnibus Stock Plan and its operation. The 2005 Omnibus Stock Plan is set forth in its entirety as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix A.

General

Upon Stockholder Approval of the 2005 Omnibus Stock Plan by the Company’s stockholders at the Annual Meeting, the 2005 Omnibus Stock Plan shall become effective and no further grants may be made by the Company under the Prior Plans.

The 2005 Omnibus Stock Plan provides for the granting of stock options, stock appreciation rights—SARs, Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares—collectively, Awards—to eligible 2005 Omnibus Stock Plan participants.  The maximum number of shares of the Company’s common stock available for Awards under the 2005 Omnibus Stock Plan will be 4,000,000, plus (i) such number of shares as may be granted in substitution of other options in connection with a transaction described in section 424(a) of the Internal Revenue Code of 1986, as amended (e.g. the acquisition of property or stock from an unrelated corporation), (ii) such number of shares authorized for issuance, but not yet issued, under the Prior Plans and (iii) such number of shares subject to any awards granted under the Prior Plans that terminate, expire or lapse for any reason.  As of October 1, 2004, there were a total of 5,286,491 shares authorized but not yet issued under the Prior Plans.

For purposes of determining the number of shares available for grant under the 2005 Omnibus Stock Plan against the maximum number authorized above, Awards of stock options and SARs will count as one (1) share for every one (1) share issued, whereas any shares issued under Awards other than stock options or SARs will count as three (3) shares for every one (1) share issued.

The 2005 Omnibus Stock Plan does not permit the re-pricing of stock options (except for proportional adjustments associated with stock dividends, mergers, consolidations, split-ups, share combinations or other change in the corporate structure of the Company affecting the shares of common stock), the “re-loading” of stock options or the granting of discounted stock options, and does not contain an evergreen provision.

Administration of the 2005 Omnibus Stock Plan

The 2005 Omnibus Stock Plan will be administered by the Committee. The members of the Committee must qualify as “non-employee directors” under Rule 16b-3 under the Exchange Act, as “independent directors” under section 303A.02 of the New York Stock Exchange listing standards rules and as “outside directors” under Section 162(m) (for purposes of qualifying the 2005 Omnibus Stock Plan as performance-based compensation under Section 162(m)).

Subject to the terms of the 2005 Omnibus Stock Plan, and except as described below with respect to stock options granted to non-employee directors, the Committee has the sole discretion to determine the employees and consultants who shall be granted Awards, the size and types of such Awards, and the terms and conditions of such Awards. The Committee may delegate to one or more officers or directors appointed by the Committee its authority to grant and administer Awards, but only the Committee can make Awards to employees who are subject to Section 16 of the Exchange Act.

Eligibility to Receive Awards

Employees and consultants of the Company and its affiliates are eligible to be selected to receive one or more Awards. The actual number of individuals who will receive Awards under the 2005 Omnibus Stock Plan cannot be determined because eligibility for participation in the 2005 Omnibus Stock Plan is in the discretion of the Committee. The 2005 Omnibus Stock Plan also provides for the grant of non-qualified stock options to the Company’s non-employee directors. Options granted to non-employee directors will be determined and administered by the Board.

Options

The Committee may grant non-qualified stock options, incentive stock options (which are entitled to favorable tax treatment), or a combination thereof. Incentive stock options may only be granted to employees of the Company or its subsidiaries. The number of shares covered by each option will be determined by the Committee, but during any fiscal year of the Company, no participant may be granted options for more than 4,000,000 shares.

The price of the shares of the Company’s Common Stock subject to each stock option is set by the Committee but cannot be less than 100% of the fair market value (on the date of grant) of the shares covered by the option. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries. Nevertheless, substitute options may be granted at less than fair market value to employees or consultants who receive such options in connection with a corporate reorganization. Also, the aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year may not exceed $100,000.

The exercise price of each option must be paid in full at the time of exercise. The Committee also may permit payment through the tender of shares of the Company’s Common Stock that are already owned by the participant, or by any other means which the Committee determines to be consistent with the 2005 Omnibus Stock Plan’s purpose. Any taxes required to be withheld must be paid by the participant at the time of exercise.

Options become exercisable at the times and on the terms established by the Committee. Options expire at the times established by the Committee which generally will not be more than 10 years after the date of grant (except in certain cases involving the death of the optionee). The Committee may extend the maximum term of any option granted under the 2005 Omnibus Stock Plan, subject to the preceding limits.

Non-Employee Director Options

Under the 2005 Omnibus Stock Plan, the Board shall, from time to time, determine the number of shares subject to stock options to be issued to each non-employee director. Such non-employee director options may only be non-qualified options. At its November 19, 2004 meeting, the Board determined, subject to Stockholder Approval of the 2005 Omnibus Stock Plan, to give each new non-employee director an initial grant of stock options for 30,000 shares of common stock and each continuing non-employee director annual grants of stock options for 15,000 shares of common stock. The Board did not make a determination as to stock option grants for a non-employee chairman of the Board.

The exercise price of each non-employee director option will be 100% of the fair market value (on the date of grant) of the shares covered by the option. Nevertheless, substitute options may be granted at less than fair market value to non-employee directors who receive such options in connection with a corporate reorganization. Each option will become exercisable on the grant date. All options granted to non-employee directors generally will have a term of ten years from the date of grant. If a director terminates service on the Board prior to an option’s normal expiration date, the period of exercisability of the option may be shorter, depending upon the reason for the termination.

In addition, non-employee directors may elect to receive options for shares of the Company’s common stock in lieu of cash compensation. Such options will be granted at fair market value on the date that the foregone cash compensation otherwise would have been paid, with a net exercise price of four times the value of the compensation earned.

Stock Appreciation Rights

The Committee determines the terms and conditions of each SAR. SARs may be granted in conjunction with an option, or may be granted on an independent basis. The number of shares covered by each SAR will be determined by the Committee, but during any fiscal year of the Company, no participant may be granted SARs for more than 2,000,000 shares. Upon exercise of a SAR, the participant will receive payment from the Company in an amount determined by multiplying: (1) the difference between the fair market value of a share on the date of exercise over the grant price (fair market value of a share on the grant date), times (2) the number of shares with respect to which the SAR is exercised. SARs may be paid in cash or shares of the Company’s Common Stock, as determined by the Committee. SARs are exercisable at the times and on the terms established by the Committee.

Restricted Stock Awards and Restricted Stock Unit Awards

Restricted stock Awards and Restricted Stock Unit Awards are shares of the Company’s Common Stock that vest in accordance with terms and conditions established by the Committee. The number of shares of restricted stock granted to a participant (if any) will be determined by the Committee, but during any fiscal year of the Company, no participant may be granted more than 400,000 shares.

In determining whether an award of restricted stock or Restricted Stock Units should be made, and/or the vesting schedule for an award, the Committee may impose whatever conditions to vesting as it determines to be appropriate. For example, the Committee may determine to grant restricted stock or Restricted Stock Units only if performance goals established by the Committee are satisfied. Any performance goals may be applied on a company-wide or an individual business unit basis, as determined by the Committee. See discussion below of “—Performance Goals.”

Performance Units and Performance Shares

Performance Units and Performance Shares are Awards that will result in a payment to a participant only if performance goals established by the Committee are satisfied. The initial value of each Performance Unit and each Performance Share shall not exceed the fair market value (on the date of grant) of a share of the Company’s common stock. The applicable performance goals will be determined by the Committee, and may be applied on a company-wide or an individual business unit basis, as deemed appropriate in light of the participant’s specific responsibilities. See discussion below of “—Performance Goals.”

In addition to the performance requirements discussed above, Performance Units and Performance Shares are subject to additional limits set forth in the 2005 Omnibus Stock Plan. During any fiscal year of the Company, no participant shall receive more than 400,000 Performance Units or Performance Shares.

Performance Goals

The Committee in its discretion may make performance goals applicable to a participant with respect to an Award. At the Committee’s discretion, one or more of the following performance goals may apply: EBIT, EBITDA, earnings per share, net income, operating cash flow, return on assets, return on equity, return on sales, revenue and stockholder return. The Committee may also use other performance goals.

EBIT means the Company’s or a business unit’s income before reductions for interest and taxes. EBITDA means the Company’s or a business unit’s income before reductions for interest, taxes, depreciation and amortization. Earnings per share means the Company’s or a business unit’s net income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding. Net income means the Company’s or a business unit’s income after taxes. Operating cash flow means the Company’s or a business unit’s sum of net income plus depreciation and amortization less capital expenditures plus certain specified changes in working capital. Return on assets means the percentage equal to the Company’s or a business unit’s EBIT (before incentive compensation), divided by the Company’s or a business unit’s, as applicable, average net assets. Return on equity means the percentage equal to the Company’s net income, divided by average stockholders’ equity. Return on sales means the percentage equal to the Company’s or a business unit’s EBIT (before incentive compensation), divided by the Company’s or the business unit’s, as applicable, revenue. Revenue means the Company’s or a business unit’s sales. Stockholder return means the total return (change in share price plus reinvestment of any dividends) of a share.

Nontransferability of Awards

In general, Awards granted under the 2005 Omnibus Stock Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and during his or her lifetime any Awards may be exercised only by the recipient. Notwithstanding the above, the Committee (or the Board, in the case of Awards granted to non-employee directors) may, in its discretion, permit Awards to be transferred to an individual or entity other than the Company subject to such restrictions as the Committee or the Board may impose.

Dividend Equivalents

Recipients of Awards may, if so determined by the Committee (or by the Board in case of Awards to non-employee directors), be entitled to receive cash or stock dividends, or cash payments in amounts equivalent to cash or stock dividends declared with respect to shares of common stock of the Company, and the Committee or the Board may provide that such amounts shall be deemed to have been reinvested in additional shares of common stock or otherwise reinvested.

Tax Aspects

A recipient of a stock option or SAR will not have taxable income upon the grant of the option. For options and SARs other than incentive stock options, the participant will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares over the exercise price (the “appreciation value”) on the date of exercise. In the United States, any gain or loss recognized upon any later disposition of the shares generally will be capital gain or loss.

Purchase of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition will either be long-term capital gain or loss or ordinary income depending upon whether the participant holds the shares transferred upon the exercise for a specified period. Any ordinary income recognized will be in the amount, if any, by which the lesser of the fair market value of such shares on the date of exercise or the amount realized from the sale exceeds the option price.

Unless the participant elects to be taxed at the time of receipt of restricted stock, Restricted Stock Units, Performance Units or Performance Shares, the participant will not have taxable income upon receipt of the Award, but upon vesting. The participant will recognize ordinary income equal to the fair market value of the shares or cash at the time of vesting.

At the discretion of the Committee, the 2005 Omnibus Stock Plan allows a participant to satisfy tax withholding requirements under U.S. federal and state tax laws or applicable foreign tax laws in connection with the exercise or receipt of an Award by electing to have shares of common stock withheld, or by delivering to the Company already-owned shares, having a value equal to the amount required to be withheld.

The Company will be entitled to a tax deduction in connection with an Award under the 2005 Omnibus Stock Plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes such income. In addition, Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if it complies with conditions imposed by Section 162(m), including the establishment of a maximum number of shares with respect to which Awards may be granted to any one employee during one year, and if for Awards other than options and SARs, the 2005 Omnibus Stock Plan sets forth performance goals which must be achieved prior to payment of the Awards. The 2005 Omnibus Stock Plan has been designed to permit the Committee to grant Awards that satisfy the requirements of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

Awards Under the 2005 Omnibus Stock Plan

Awards under the 2005 Omnibus Stock Plan will be made at the discretion of the Committee. The Committee has not yet considered the types and amounts of Awards that will be granted under the 2005 Omnibus Stock Plan, which will not be effective until Stockholder Approval. Accordingly, Awards that will be made under the 2005 Omnibus Stock Plan are not yet determinable. The following table sets forth information concerning stock-related awards made for fiscal year 2004 under the Prior Plans to the Company’s named executive officers, executive officers as a group, non-employee directors as a group, and non-executive officer employees as a group. This information is likely not indicative of awards that will be made under the 2005 Omnibus Stock Plan.

Name and Position	Dollar Value ($)(1)	Awards Granted(2)
Richard M. Levy President and Chief Executive Officer	11,431,200	330,000
Elisha W. Finney Corporate Vice President and Chief Financial Officer	3,464,000	100,000
Timothy E. Guertin Corporate Executive Vice President	4,849,600	140,000
Robert Kluge Corporate Vice President	3,464,000	100,000
Joseph B. Phair Corporate Vice President, Secretary and General Counsel	3,464,000	100,000
Executive Officers as a Group	28,404,800	820,000
Employees (other than Executive Officers) as a Group	78,621,715	2,269,680
Non-employee Directors as a Group	6,090,474	175,822

(1)          Based on the closing price of $34.64 for the Company’s common stock on the NYSE Composite Tape on October 1, 2004.

(2)          Only Awards of stock options were made during fiscal year 2004. Options were granted at an exercise price of 100% of the market price of the underlying shares of the Company’s common stock on the date of grant, become exercisable over three years at the rate of approximately one-third each year and expire no later than ten years from the date of grant. Amounts have been adjusted for the 2-for-1 stock split, in the form of a 100% dividend, that occurred on July 30, 2004—the 2004 Stock Split.

Furthermore, again, while not indicative of future action, the Company has repurchased in fiscal years 2004, 2003 and 2002, 5,5576,000 shares, 3,969,200 shares and 2,714,800 shares, respectively of its common stock, adjusted for the two 2-for-1 stock splits, in the form of 100% dividends, that occurred on January 15, 2002 and July 30, 2004, respectively.

Amendment and Termination of the 2005 Omnibus Stock Plan

The Board generally may amend or terminate the 2005 Omnibus Stock Plan at any time and for any reason; provided, however, that any such amendment shall be subject to the approval of the stockholders to the extent required by applicable law or regulation.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE 2005 OMNIBUS STOCK PLAN.

PROPOSAL THREE

RATIFICATION OF INDEPENDENT AUDITORS

The Board has selected PricewaterhouseCoopers LLP (“PwC”) as its principal independent auditors to perform the audit of the Company’s financial statements for fiscal year 2005, and stockholders are being asked to ratify this selection. Since 1962, PwC or its predecessors has been the Company’s independent auditors, first as Lybrand, Ross Bros. & Montgomery from 1962 until 1972, then as Coopers & Lybrand from 1972 to 1997, and subsequently as PwC from 1998 to the present.

The Audit Committee annually reviews the independent auditors’ independence, including reviewing all relationships between the independent auditors and the Company and any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and the independent auditors’ performance. Additionally, the Audit Committee also noted that the engagement audit partner of PwC for the Company is subject to regular rotation, the most recent rotation occurring in fiscal year 2003. As a matter of good corporate governance, the Audit Committee has determined to submit its selection of independent auditors to stockholders for ratification. In the event that this selection of independent auditors is not ratified by a majority of the shares of common stock present or represented at the Annual Meeting, the Audit Committee will review its future selection of auditors.

A representative of PwC will be present at the Annual Meeting, have an opportunity to make a statement if he or she desires and be available to respond to appropriate questions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

All audit and permissible non-audit services to be provided by the independent registered public accounting firm must be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally requested annually and any pre-approval is detailed as to the particular service, which must be classified in one of the four categories of services. The Audit Committee may also, on a case-by-case basis, pre-approve particular services, which are not contained in the annual pre-approval request. In connection with this pre-approval policy, the Audit Committee also considers whether the categories of pre-approved services are consistent with the SEC’s rules on accountant independence.

Principal Accountant Fees and Services

The following is a summary of the fees billed or to be billed to the Company by PwC for professional services rendered for the fiscal years ended October 1, 2004 and September 26, 2003:

Fee Category	Fiscal Year 2004	Fiscal Year 2003
Audit Fees	$1,069,629	$894,158
Audit-Related Fees	424,100	99,955
Tax Fees	495,837	1,019,261
All Other Fees	2,600	2,500
Total Fees	$1,992,166	$2,015,874

Audit Fees.   Consist of fees billed for professional services rendered for the annual audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in Form 10-Q quarterly reports and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.   Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”  These services include professional services requested by the Company in connection with its preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002, consultations concerning financial accounting and reporting standards and accounting consultations in connection with acquisitions. For fiscal years 2004 and 2003, Audit-Related Fees of approximately $305,000 and $37,000, respectively, were related to professional services requested by the Company in connection with its preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Company is required to comply with Section 404 as of its fiscal year ending September 30, 2005.

Tax Fees.   Consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, tax planning, consulting and assistance on business restructuring and tax advice on mergers and acquisitions. Tax compliance fees were approximately $241,000 and $109,000 in fiscal years 2004 and 2003, respectively. Tax fees related to tax planning, consulting and assistance on business restructuring were $630,000 in fiscal year 2003. All other tax fees were $255,000 and $280,000 in fiscal years 2004 and 2003, respectively.

All Other Fees.   Consist of fees for products and services other than the services reported above. All Other Fees were related to a state environmental program compliance review for both fiscal years 2004 and 2003.

The Audit Committee determined that the provision of the services by PwC, and the fees that Company paid for these services, is compatible with maintaining the accountant’s independence. The Audit Committee pre-approved all services provided by PwC in fiscal year 2004 in accordance with the foregoing policy. The Audit Committee pre-approved 95% of all services provided by PwC in fiscal year 2003 in accordance with the foregoing policy and it appears that 5% of all services, which related exclusively to international tax compliance, was not pre-approved. The pre-approval policy became effective in May, 2003, which was approximately half way into the Company’s fiscal year in 2003.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2005.

STOCK OWNERSHIP

Beneficial Ownership of Certain Stockholders, Directors and Executive Officers

This table shows as of December 1, 2004: (1) the beneficial owners of more than 5 percent of our common stock and the number of shares they beneficially owned based on information provided in the most recent filings with the Securities and Exchange Commission—the SEC; and (2) the number of shares each director, each nominee for director, each executive officer named in the Summary Compensation Table and all directors, nominees for director and executive officers as a group beneficially owned, as reported by each person. Except as noted, each person has sole voting and investment power over the shares shown in this table. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 134,020,370 shares of common stock outstanding on December 1, 2004 plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after December 1, 2004.

	Amount and Nature of Common Stock Beneficially Owned
	Number of Shares Beneficially Owned(1)	Percent of Class
Stockholders
Barclays Global Investors, NA(2). 45 Fremont Street San Francisco, California 94105	5,934,347	8.72
Directors, Nominees for Director and Named Executive Officers
Susan L. Bostrom(3)	40,000	*
John Seely Brown(4)	75,226	*
R. Andrew Eckert(5)	40,000	*
Samuel Hellman, M.D.(6)	81,966	*
Allen S. Lichter, M.D.(7)	60,400	*
David W. Martin, Jr., M.D.(8).	170,728	*
Ruediger Naumann-Etienne(9)	54,000	*
Richard M. Levy(10)	3,462,632	2.52
Elisha W. Finney(11)	396,583	*
Timothy E. Guertin(12)	754,644	*
Robert Kluge(13)	478,611	*
Joseph B. Phair(14)	747,904	*
All directors, nominees for director and executive officers as a group (13 persons)(15)	6,574,494	4.84

*         The percentage of shares of common stock beneficially owned does not exceed one percent of the shares of common stock outstanding at December 1, 2004.

  (1)          Includes shares the directors and officers could acquire under exercisable stock options or stock options vesting within 60 days of December 1, 2004.

  (2)          Based on a Schedule 13G dated February 17, 2004, Barclays Global Investors, NA., has the sole power to vote and dispose of 5,125,791 of these shares.

  (3)          Amount shown includes 40,000 shares that may be acquired under exercisable stock options.

  (4)          Amount shown includes 72,226 shares that may be acquired under exercisable stock options.

  (5)          Amount shown includes 40,000 shares that may be acquired under exercisable stock options.

  (6)          Amount shown includes 62,226 shares that may be acquired under exercisable stock options.

  (7)          Amount shown includes 60,000 shares that may be acquired under exercisable stock options.

  (8)          Amount shown includes 166,688 shares that may be acquired under exercisable stock options.

  (9)          Amount shown includes 50,000 shares that may be acquired under exercisable stock options.

(10)         Amount shown includes 3,124,977 shares that may be acquired under exercisable stock options or stock options vesting within 60 days of December 1, 2004. Also, 337,654 shares are held in a trust of which Mr. Levy is co-trustee with his wife, as to which voting and investment powers are shared with Mr. Levy’s wife.

(11)         Amount shown includes 370,214 shares that may be acquired under exercisable stock options or stock options vesting within 60 days of December 1, 2004. Also, 23,176 shares are held in a trust of which Ms. Finney is co-trustee with her husband, as to which voting and investment powers are shared with Ms. Finney’s husband.

(12)         Amount shown includes 711,011 shares that may be acquired under exercisable stock options or stock options vesting within 60 days of December 1, 2004.

(13)  Amount shown includes 443,214 shares that may be acquired under exercisable stock options or stock options vesting within 60 days of December 1, 2004.

(14)  Amount shown includes 648,214 shares that may be acquired under exercisable stock options or stock options vesting within 60 days of December 1, 2004. Also, 2,460 shares are held by one of Mr. Phair’s sons and 5,840 shares held by the other of Mr. Phair’s sons and Mr. Phair shares voting and investment powers over such shares held by his sons.

(15)  Amount shown includes 5,989,434 shares that may be acquired under exercisable stock options or stock options vesting within 60 days of December 1, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, directors, certain executive officers and persons holding more than 10% of Varian Medical Systems, Inc. common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and the Company must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on its review of copies of the reports filed with the SEC and written representations of its directors and executive officers, the Company believes all persons subject to reporting filed the required reports on time in fiscal year 2004.

COMPENSATION OF DIRECTORS AND THE NAMED EXECUTIVE OFFICERS

Compensation of Directors

Annual Compensation.   For fiscal year 2004, each director who was not a Company employee—a “non-employee director”—received an annual retainer of $35,000, except that the “lead” outside director received an annual retainer of $50,000. Because Dr. Martin was appointed “lead” director in August, 2004, he received an additional $7,500, representing the prorated increment for the “lead” director retainer. The chair of the Audit Committee also received an extra $5,000 annual retainer for serving in such position. Each non-employee director also received $1,000 for each Board and committee meeting the director attended and reimbursement for out-of-pocket expenses associated with attending such meetings. Directors who are employees receive no compensation for their services as directors. Directors may convert their annual retainers to options to purchase the Company’s common stock at the rate of $1 cash to $4 of stock options, at an exercise price equal to the fair market value of the common stock on the grant date. These options are immediately exercisable and expire ten years after the grant date unless terminated earlier. Directors may alternatively elect to defer their retainer and/or meeting fees under our Deferred Compensation Plan. See “Deferred Compensation Plan” below.

During fiscal year 2004, we paid to our directors, or deferred on their behalf, a total of $352,750 in retainers and fees, of which $162,500 was converted to stock options at the rate described above. The Board met four times in fiscal year 2004. Each director attended at least 75% of the total Board and applicable committee meetings held in fiscal year 2004.

The following table sets forth the annual retainer, meeting and committee fees received by each non-employee director during fiscal year 2004:

	Annual Retainer Fee	Board and Committee Meeting Fees ($)				Total Cash Compensation
	($)	November	February	May	August	($)
John S. Brown(1)	35,000	3,000	3,000	3,000	3,000	47,000
R. Andrew Eckert(2)	—	—	—	—	—	—
Samuel Hellman, M.D.(3)	35,000	3,000	3,000	3,000	3,000	47,000
Terry Lautenbach(4)	50,000	4,000	4,000	4,000	—	62,000
David W. Martin, Jr., M.D.(5)	42,500	4,000	4,000	4,000	5,000	59,500
Ruediger Naumann-Etienne(6)	40,000	4,000	4,000	4,000	5,000	57,000
Allen S. Lichter, M.D.	35,000	3,000	3,000	3,000	5,000	49,000
Susan L. Bostrom(7)	26,250	—	—	—	5,000	31,250

(1)          Mr. Brown elected to convert his annual retainer fee to stock options. He received options for 3,370 shares of common stock at an exercise price of $41.56 (the closing price on February 20, 2004, adjusted for the 2004 Stock Split) as a result.

(2)          Mr. Eckert joined the Board in October, 2004, so he did not receive any director compensation for fiscal year 2004.

(3)          Dr. Hellman elected to convert his annual retainer fee to stock options. He received options for 3,370 shares of common stock at an exercise price of $41.56 (the closing price on February 20, 2004, adjusted for the 2004 Stock Split) as a result.

(4)          Mr. Lautenbach elected to convert his annual retainer fee to stock options. He received options for 4,814 shares of common stock at an exercise price of $41.56 (the closing price on February 20, 2004, adjusted for the 2004 Stock Split) as a result. Mr. Lautenbach passed away in June, 2004.

(5)          Dr. Martin was appointed “lead” director of the Board in August, 2004 and received $7,500 as the incremental prorated portion of the “lead” director annual retainer fee. He elected to convert his annual retainer fee to stock options and, as a result, received options for 3,370 shares of common stock at an exercise price of $41.56 (the closing price on February 20, 2004, adjusted for the 2004 Stock Split) for the conversion of the annual retainer fee, and options for 898 shares of common stock at an exercise price of $33.42 (the closing price on August 20, 2004) for the conversion of the incremental prorated “lead” director annual retainer fee.

(6)          Mr. Naumann-Etienne received an additional $5,000 annual retainer fee in April, 2004 as a result of his appointment as chair of the Audit Committee.

(7)          Ms. Bostrom joined the Board in May, 2004 after the Board’s May meeting. She received a prorated portion of the annual retainer fee.

Effective on February 18, 2005, the Board approved the following new structure for annual retainer, chair and meeting fees to be paid to non-employee directors:

•       Each non-employee director (except the lead outside director) will receive an annual retainer fee of $35,000.

•       The lead outside director will receive an annual retainer fee of $50,000.

•       The chair of the Compensation and Management Development Committee will receive an additional fee of $5,000.

•       The chair of the Nominating and Corporate Governance Committee will receive an additional fee of $5,000.

•       The chair of the Audit Committee will receive an additional fee of $10,000.

•       Each non-employee director will also receive $1,500 per meeting for each Board meeting attended.

•       Each non-employee director will also receive $1,500 per meeting for each committee meeting attended.

•       Each non-employee director will also continue to be reimbursed for out-of-pocket expenses associated with attendance at Board and committee meetings.

Stock Options.   For fiscal year 2004, each new non-employee director received an initial grant of non-qualified stock options to acquire 40,000 shares of the Company’s common stock (adjusted for the 2004 Stock Split) when first appointed or elected to the Board. All continuing non-employee directors received an annual grant of non-qualified stock options to acquire 20,000 shares of the common stock (adjusted for the 2004 Stock Split). The Board determined, subject to stockholder approval of the 2005 Omnibus Stock Plan (see “Proposal Two—Approval of the Varian Medical Systems, Inc. 2005 Omnibus Stock Plan”) and effective February 18, 2005, to give each new non-employee director an initial grant of stock options for 30,000 shares of common stock and each continuing non-employee director annual grants of stock options for 15,000 shares of common stock. The Board did not make a determination as to stock option grants for a non-employee chairman of the Board.

The following table sets forth the initial and annual stock option grants under the Omnibus Stock Plan received by each non-employee director during fiscal year 2004 (excluding any stock options received as a result of a director’s election to convert annual retainer fee to options as described above). Excepted as noted, all stock option grants were made as of February 20, 2004 at an exercise price of $41.56, the closing price, after adjustment for the 2004 Stock Split, of the Company’s common stock that day.

Awards Granted
John S. Brown	20,000
R. Andrew Eckert(1)	—
Samuel Hellman, M.D.	20,000
Terry Lautenbach	20,000
David W. Martin, Jr., M.D.	20,000
Ruediger Naumann-Etienne	20,000
Allen S. Lichter, M.D.	20,000
Susan Bostrom(2)	40,000

(1)          Mr. Eckert joined the Board in October, 2004, so he did not receive any director option grants during fiscal year 2004.

(2)          Ms. Bostrom joined the Board in May, 2004 and, on May 28, 2004, received the initial director stock option grant for 40,000 shares of common stock at an exercise price of $41.45, adjusted for the 2004 Stock Split.

Director Stock Ownership Guidelines.   To align the Board’s interests with the interests of the stockholders of the Company, the Board also has stock ownership guidelines for its members adopted in August, 2002. The guidelines state that each director should own shares of common stock with a value at least equal to three times his or her applicable annual retainer fee, which shall be achieved within five years after adoption of the guidelines or 5 years after a director’s first appointment or election to the Board, whichever is later. At the end of fiscal year 2004, all directors met the guidelines.

Compensation of the Named Executive Officers—Summary Compensation Table

		Annual Compensation			Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Securities Underlying Options/SARs (#)(3)	All Other Compensation ($)(4)
Richard M. Levy	2004	853,856	1,790,217	107,926	330,000	128,009
President and Chief Executive Officer	2003	793,862	1,614,391	91,870	300,000	109,589
	2002	723,112	1,443,835	140,887	360,000	90,395
Elisha W. Finney	2004	335,550	430,136	41,128	100,000	38,077
Corporate Vice President and Chief	2003	311,844	387,422	33,981	96,000	34,529
Financial Officer	2002	284,268	347,150	15,249	100,000	29,277
Timothy E. Guertin	2004	451,966	762,611	25,901	140,000	56,657
Corporate Executive Vice President	2003	415,228	665,794	28,676	134,000	60,188
	2002	354,836	771,684	12,016	140,000	10,510
Robert Kluge	2004	308,918	394,951	33,279	100,000	44,337
Corporate Vice President	2003	291,002	472,850	31,105	96,000	17,958
	2002	275,442	130,277	16,536	100,000	26,483
Joseph B. Phair	2004	300,986	388,636	38,441	100,000	37,075
Corporate Vice President,	2003	285,972	353,278	40,303	96,000	33,475
Administration, Secretary and General Counsel	2002	271,072	323,595	18,510	100,000	29,477

(1)    Consists of Management Incentive Plan and Employee Incentive Plan awards, and (in some cases) special cash bonuses. Amounts include amounts deferred under the Deferred Compensation Plan. See “Deferred Compensation Plan” below.

(2)    For fiscal year 2004, the amounts reflected consist of aggregate incremental costs for perquisites and personal benefits, as well as reimbursement for the payment of taxes associated with such perquisites and personal benefits (“tax reimbursement”). The fiscal year 2004 amounts include the following: Mr. Levy, $15,408 for car lease and expenses, $48,689 for tax reimbursement, $22,856 for tax and financial planning, $623 for medical physicals and $20,350 for non-business use of the Company’s leased aircraft and spousal travel; Ms. Finney, $20,816 for car lease and expenses, $13,652 for tax reimbursement, $2,381 for tax and financial planning, $20 for medical physicals and $4,259 for the purchase of her company-leased car; Mr. Guertin, $15,996 for car lease and expenses and $9,905 for tax reimbursement; Mr. Kluge, $17,411 for car lease and expenses, $12,666 for tax reimbursement and $3,202 for tax and financial planning; and Mr. Phair, $19,509 for car lease and expenses, $13,132 for tax reimbursement, $1,851 for tax and financial planning and $3,949 for the purchase of his company-leased car. The fiscal year 2003 amounts include the following: Mr. Levy, $39,924 for tax reimbursement, $22,130 for tax and financial planning and $8,772 for spousal travel; Ms. Finney, $16,205 for car lease and expenses and $15,177 for tax reimbursement; Mr. Guertin, $14,411 for car lease and expenses and $12,610 for tax reimbursement; Mr. Kluge, $13,683 for car lease and expenses and $13,390 for tax reimbursement; and Mr. Phair, $17,939 for car lease and expenses and $16,748 for tax reimbursement. For fiscal year 2002, the amounts reflected (except for Mr. Levy) consist of tax reimbursement and exclude the incremental costs for perquisites and personal benefits that in each case were in the aggregate below the lesser of $50,000 or 10% of such executive’s annual salary and bonus. The fiscal year 2002 amounts for Mr. Levy do include aggregate incremental costs for perquisites and personal benefits (including $21,840 for tax and financial planning, $28,254 for the purchase of his company-leased car, $16,462 for spousal travel and $14,405 for tax reimbursement related to spousal travel).

(3)    Consists of shares of common stock subject to stock options granted pursuant to the Varian Medical Systems, Inc. Omnibus Stock Plan, adjusted for the two 2-for-1 stock splits, in the form of 100% dividends, that occurred on January 15, 2002 and July 30, 2004, respectively. (No stock appreciation rights were granted in these fiscal years.)

(4)    Consists of (a) company contributions to Retirement Program and Supplemental Retirement Plan accounts for fiscal years 2004, 2003 and 2002, respectively (Mr. Levy, $127,011, $107,685 and $87,776; Ms. Finney, $36,778, $33,109 and $27,653; Mr. Guertin, $54,859, $58,753 and $8,500; Mr. Kluge, $43,465, $17,037 and $25,068; and Mr. Phair, $36,167, $32,336 and $27,938); (b) company-paid premiums for group term life insurance in fiscal years 2004, 2003 and 2002, respectively (Mr. Levy, $930, $1,511 and $1,812; Ms. Finney, $1,105, $1,027 and $941; Mr. Guertin, $1,276, $1,171 and $1,211; Mr. Kluge, $872, $821 and $907; and Mr. Phair, $850, $808 and $892); and (c) company-paid premiums for disability insurance in fiscal years 2004, 2003 and 2002, respectively (Mr. Levy, $68, $394 and $807; Ms. Finney, $194, $393 and $684; Mr. Guertin, $522, $263 and $799; Mr. Kluge, $0, $99 and $508; and Mr. Phair, $59, $332 and $646).

Option/SAR Grants in Last Fiscal Year

	Individual Grants(1)
		Percent of
	Number of	Total			Potential Realizable Value
	Securities	Options/SARs	Exercise		at Assumed Annual Rate of
	Underlying	Granted to	Price Per		Stock Price Appreciation
	Options/SARs	Employees in	Share	Expiration	For Option Term(2)
Name	Granted(3)	Fiscal Year	($/Share)	Date	5%	10%
Richard M. Levy	330,000	10.11%	32.095	11/11/2013	6,660,843	16,879,884
Elisha W. Finney	100,000	3.06%	32.095	11/11/2013	2,018,437	5,115,116
Timothy E. Guertin	140,000	4.29%	32.095	11/11/2013	2,825,812	7,161,163
Robert Kluge	100,000	3.06%	32.095	11/11/2013	2,018,437	5,115,116
Joseph B. Phair	100,000	3.06%	32.095	11/11/2013	2,018,437	5,115,116

(1)          Consists of a single stock option grant at an exercise price of 100% of the fair market value of the underlying shares on the grant date and expiring ten years from the grant date. The first one-third of the options granted vest twelve months from the date of grant and the remainder then vests monthly during the following twenty-four month period thereafter. The option holder may pay the exercise price in cash or by delivery of already-owned shares. If a “change of control” of the Company occurs, the options become exercisable in full. What constitutes a “change in control” for this purpose is described below.

(2)          These assumed rates are not intended to represent a forecast of possible future appreciation of the common stock or total stockholder return.

(3)          Adjusted for the 2004 Stock Split.

Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Options/SAR Values

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End($)(2)
Name	Exercise(#)(1)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard M. Levy	360,000	12,372,550	3,123,279	466,721	69,779,142	2,372,048
Elisha W. Finney	90,000	2,257,001	365,097	142,903	6,563,902	730,661
Timothy E. Guertin	102,680	3,532,625	678,888	199,912	13,269,808	1,021,373
Robert Kluge	40,000	1,104,344	413,097	142,903	7,556,873	730,661
Joseph B. Phair	120,000	3,934,388	643,097	142,903	13,411,735	730,661

(1)          Adjusted for the 2004 Stock Split.

(2)          The value of unexercised in-the-money options equals the difference between the stock option exercise price and $34.64, the closing price of the Company’s common stock on the New York Stock Exchange on October 1, 2004, multiplied by the number of shares underlying the stock option.

Deferred Compensation Plan

We have a voluntary deferred compensation plan which allows directors, executive officers and certain other management and highly compensated employees to forgo current compensation (up to 75% of base salary, up to 100% of incentive plan payments, stock option gains and, in the case of director participants, directors’ fees) and invest it in various mutual funds or on a phantom basis in our common stock. For clarification, the Compensation and Management Development Committee has not permitted any deferral of stock option gains. As required, amounts deferred are included in the compensation of directors and the appropriate columns of the summary compensation table.

Change in Control Agreements

Under change of control agreements with senior executives, including the Chief Executive Officer and Chief Financial Officer, the Company will pay any of these executives who are terminated other than for “cause” or who resign for “good reason” within 18 months after a change in control a lump sum severance amount equal to 3.0 (in the case of the CEO) or 2.50 (in the case of the other senior executives) times the sum of the executive’s annual base salary, plus the highest annual and multi-year bonuses paid to the individual in any of the three years ending before the termination date. “Cause” includes, generally, failure to perform, fraud and certain wrongful acts, felony convictions and court or regulatory orders requiring termination. “Good reason” includes generally a change in duties, a reduction in compensation, a material change in employee benefits, relocation and certain breaches of the agreement by the Company.

Under each agreement, unvested stock options will become immediately exercisable and restrictions on restricted stock will be released as of the executive’s termination date. In addition, we will continue the insurance and other benefits of the executive under the then-existing terms for up to 24 months (or, if earlier, the start of full-time employment). If any of the payments are subject to excise tax under the excess parachute provisions of the Internal Revenue Code, we will increase the payments so that the person is in the same after-tax economic position.

In general, a “change in control” occurs when (a) a person becomes the beneficial owner of 30% or more of the Company’s voting power, (b) “continuing directors”—generally those already on the Board or nominated by those on the Board—are no longer a majority of the Company’s directors, (c) the Company engages in a merger or similar transaction after which our stockholders do not hold more than 50% of the resulting company or (d) the Company dissolves, liquidates or sells all or substantially all of its assets. The officers agree not to voluntarily leave the Company when the Company is faced with a transaction that might result in a change in control.

Equity Compensation Plan Information

The following table provides information as of October 1, 2004 with respect to the shares of the Company’s common stock that may be issued under existing equity compensation plans. The category “Equity compensation plans approved by security holders” in the table below consists of the Omnibus Stock Plan and the Company’s Employee Stock Purchase Plan. The category “Equity compensation plans not approved by security holders” in the table below consists solely of the 2000 Stock Option Plan. The table does not include information with respect to shares subject to outstanding options issued by the Company as substitute options in connection with acquisitions or options granted under equity compensation arrangements assumed by the Company in connection with acquisitions of the companies that originally granted those options.

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)(1)
Equity compensation plans approved by security holders	9,869,018 (2)	$15.04	7,130,471 (3)
Equity compensation plans not approved by security holders(4)	6,374,722	$23.59	3,731,371
Total	16,243,740	$18.40	10,861,842

(1)          Adjusted for the 2004 Stock Split.

(2)          Excludes purchase rights for shares accruing under the Company’s Employee Stock Purchase Plan. As of October 1, 2004, 5,575,351 shares remained available under this plan.

(3)          Includes 5,575,351 shares available for future issuance under the Employee Stock Purchase Plan and excludes 363,362 shares of restricted performance stock granted on November 17, 2000, which vest on November 17, 2005.

(4)          No options under this Plan are held by any directors or officers of the Company.

During November 2000, the Company adopted the 2000 Stock Option Plan—the 2000 Plan—that provides for the granting of stock options, stock appreciation rights—SARs, restricted stock, performance units and performance shares to employees and consultants, but not officers or directors, of the Company. The 2000 Plan is administered by the Compensation and Management Development Committee of the Board. Options may be granted at exercise prices determined by the Compensation and Management Development Committee in its discretion and will be exercisable at such times and be subject to such conditions as the Compensation and Management Development Committee determines, but no option shall be exercisable later than ten years from the date of grant. Options granted under the 2000 Plan all provide for an exercise price of not less than fair market value on the date of grant and have been generally exercisable in the following manner: the first one-third of the options granted vest twelve months from the date of grant and the remainder then vests monthly during the following twenty-four month period thereafter. The Compensation and Management Development Committee similarly has broad discretion with respect to terms and conditions of SARs, restricted stock and other performance awards. The exercise price of any SARs may not, however, be less than 100% of the fair market value of the common stock at the date of the grant, while the initial value of performance units shall not exceed the fair market value and that of performance shares shall equal the fair market value. Payout of SARs, performance shares or performance unit awards may be in cash, shares or a combination thereof. Restrictions on restricted stock awards may be based upon achievement of specific performance criteria, applicable securities laws or other bases, including continued employment. As of October 1, 2004, the maximum number of shares of common stock available for awards under the 2000 Plan was 3,731,371, exclusive of substitute options issued in connection with acquisitions or options assumed by the Company in connection with acquisitions.

Management Incentive Plan

The Company has a Management Incentive Plan—Management Incentive Plan—that is intended to motivate key employees to increase stockholder value by (1) linking a portion of their cash compensation to our financial performance, (2) providing rewards for improving financial performance and (3) helping to attract and retain key employees.

The Management Incentive Plan is administered by the Compensation and Management Development Committee of the Board of Directors. The members of the Compensation and Management Development Committee must qualify as “outside directors” under Section 162(m) for purposes of qualifying the Management Incentive Plan as performance-based compensation under that section. Subject to the terms of the Management Incentive Plan, the Compensation and Management Development Committee has the sole discretion to determine the key employees who shall be granted awards, and the amounts, terms and conditions of each award. The Compensation and Management Development Committee may delegate its authority to grant and administer awards to one or more officers or directors appointed by the Compensation and Management Development Committee, but only with respect to awards that are not intended to qualify as performance-based compensation under Section 162(m).

Eligibility for the Management Incentive Plan is determined in the discretion of the Compensation and Management Development Committee. In selecting participants for the Management Incentive Plan, the Compensation and Management Development Committee chooses key employees of the Company and its affiliates who are likely to have a significant impact on the Company’s performance.

Under the Management Incentive Plan, the Compensation and Management Development Committee establishes (1) the performance goals that must be achieved in order for the participant to actually be paid an award and (2) a formula or table for calculating a participant’s award, depending upon how actual performance compares to the pre-established performance goals. A participant’s award will increase or decrease as actual performance increases or decreases.

The Compensation and Management Development Committee also determines the periods for measuring actual performance (the “performance period”). Performance periods may last as long as three fiscal years. The Compensation and Management Development Committee may set performance periods and performance goals that differ from participant to participant. For example, the Compensation and Management Development Committee may choose performance goals based on either company-wide or business unit results, as deemed appropriate in light of the participant’s specific responsibilities. For purposes of qualifying awards as performance-based compensation under Section 162(m), the Compensation and Management Development Committee will specify performance goals from the following list: EBIT, EBITDA, earnings per share, net income, operating cash flow, return on assets, return on equity, return on sales, revenue and stockholder return.

EBIT means the Company’s or a business unit’s income before reductions for interest and taxes. EBITDA means the Company’s or a business unit’s income before reductions for interest, taxes, depreciation and amortization. Earnings per share means the Company’s or a business unit’s net income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding. Net income means the Company’s or a business unit’s income after taxes. Operating cash flow means the Company’s or a business unit’s sum of net income plus depreciation and amortization less capital expenditures plus certain specified changes in working capital. Return on assets means the percentage equal to the Company’s or a business unit’s EBIT (before incentive compensation), divided by the Company’s or such business unit’s, as applicable, average net assets. Return on equity means the percentage equal to the Company’s net income, divided by average stockholders’ equity. Return on sales means the percentage equal to the Company’s or a business unit’s EBIT (before incentive compensation), divided by the Company’s or such business unit’s, as applicable, revenue. Revenue means the Company’s or a business unit’s sales. Stockholder return means the total return (change in share price plus reinvestment of any dividends) of a share of the Company’s common stock.

For any performance period, no participant may receive an award of more than the lesser of (1) 200% of the participant’s annualized salary rate on the last day of the performance period or (2) $2 million. Also, the total of all awards for any performance period cannot exceed 8% of the Company’s EBIT before incentive compensation for the most recent completed fiscal year of the Company. Awards that exceed this overall limit will be pro-rated so that the total does not exceed such limit.

After the end of each performance period, a determination is made as to the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award (if any) for each participant is determined by applying the formula to the level of actual performance that was achieved. However, the Compensation and Management Development Committee retains discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable under the applicable formula. Awards under the Management Incentive Plan generally are payable in cash or common stock of the Company within 120 days after the performance period during which the award was earned.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The Compensation and Management Development Committee of the Board (formerly the Organization and Compensation Committee)—the Committee—determines the compensation of executive officers(1), non-executive officers and certain other executives reporting to the Chief Executive Officer—together, the Executives. In addition, the Committee has the responsibility to review and approve any agreements involving severance, termination, and change-in-control agreements between the executive officers and the Company. We, as the members of the Committee, provide you with this report to help you to understand the goals, policies and procedures we follow in making our determinations.

The Committee’s executive compensation philosophy is that compensation programs should:

•       be closely aligned with the interest of the stockholders;

•       be linked with business goals and strategies of the Company;

•       be competitive within our industry and community so that the Company can attract and retain high quality executives;

•       base a substantial portion of executive officers’ compensation on the Company’s performance measured against pre-determined objectives; and

•       reward for good performance.

(1)          Executive officer as defined by rules under the Securities Exchange Act of 1934

Compensation of Executives, including the Chief Executive Officer—CEO, is comprised of four elements: base salary, annual incentives, stock options and other compensation. The last element includes a Supplemental Retirement Plan, also known as a Supplemental Employee Retirement Plan—SERP, a Deferred Compensation Plan—DCP, and perquisites including the use of company owned or leased automobiles and airplanes for business or personal use.

The Committee reviewed as part of its routine activities the total compensation of the Executives, including any and all perquisites, SERP, DCP and potential benefits resulting from termination, retirement, severance, and change-in-control agreements. In the process of evaluating total compensation of our Executives and placing it in the context of the Company’s performance, the Committee also reviewed executive compensation surveys and proxy statements on salaries and incentives paid to executive officers of a peer group of electrical/electronic businesses and medical companies with comparable sales volume from year 2003.

Frederic W. Cook & Co., Inc., an independent executive compensation consulting firm, has provided services to the Committee including the selection of the peer group of companies for comparative purposes and advice on matters relating to executive compensation and equity plan administration. It is the intention of the Committee to consider the recommendations made by the consultant in formulating decisions related to major compensation matters.

Base Salaries

Base salaries are designed primarily to provide compensation at competitive levels that enable the Company to attract and retain executives. The base salary portion is intended to contribute less to total compensation than the total performance-based compensation portions (provided that performance goals are met or exceeded). This is consistent with the Committee’s compensation philosophy of basing a substantial portion of compensation on the Company’s performance measured against pre-determined objectives to link compensation with business goals and strategies and reward for good performance.

In determining fiscal year 2004 salaries, the Committee considered each Executive’s fiscal year 2003 compensation, each Executive’s potential incentive compensation in fiscal year 2004, each Executive’s position and responsibilities, published market data on other peer group companies’ anticipated salary increases for 2004 and the Company’s financial performance in fiscal year 2003.

Annual Incentives

We also have created annual incentives for Executives through potential cash awards under the Management Incentive Plan—MIP—intended to link compensation directly to financial performance.

The Committee based awards to Executives for fiscal year 2004 on percentage growth in dollar earnings before interest and taxes—EBIT—achieved by the Executive’s business unit and the Company as a whole. For Mr. Guertin and Mr. Kluge, the Committee based 40% of their awards on Company EBIT growth and 60% on their respective business unit EBIT growth. The Committee based 100% of Mr. Levy’s, Mr. Phair’s and Ms. Finney’s awards on Company EBIT growth. The MIP provides for a limit of two-times fiscal year-end base salary or $2 million, whichever is less.  For fiscal year 2004, the Committee further defined the MIP awards for the Company’s Executives so that, depending on the EBIT growth targets achieved, awards ranged from zero to a maximum of 200% of the individual’s predetermined MIP participation target level.

Stock Ownership Guidelines

In May 2000, the Committee adopted the Varian Medical Systems Executive Ownership Program—the Stock Ownership Program—to ensure that executive officers and non-executive officers have a substantial equity position in the Company and to align their interests with those of the stockholders. The stock ownership levels are based on the face value of the Company’s stock as a multiple of such officer’s base pay (share times price per share divided by base salary). Specific stock ownership guidelines are set based upon such officer’s position in the organization. The multiple for the CEO is three times the CEO’s current base salary. The multiple for the next four highly compensated executive officers is two times the individual’s current base salary. The multiple for all other executive and non-executive officers is one times the individual’s current base salary.

Under the guidelines of the Stock Ownership Program, ownership levels are to be achieved within five years of the adoption of this Stock Ownership Program or the date upon which an individual becomes an executive officer or non-executive officer, whichever is later. One third of the ownership levels must be achieved within the first two and half years after an individual becomes subject to the Stock Ownership Program. The Stock Ownership Program was amended at the August 2002 Committee meeting to add a “25% Share Retention” clause, which states that executive officers and non-executive officers who have not attained stock ownership levels applicable to their position shall retain as owned shares such number of shares equal in value to twenty-five percent (25%), on an after-tax basis, of the profit (net of tax withholdings) obtained from all future stock option exercises until which time the applicable ownership level is met.

As of the end of fiscal year 2004, our CEO and all of the other executive officers and non-executive officers met the guidelines as set forth in the Stock Ownership Program.

Stock Options

We believe that Executives and other employees who are in a position to make a substantial contribution to our long-term success and to build stockholder value should have a significant stake in our on-going success. As a result, we have granted non-qualified stock options to our Executives in order to retain talented personnel and to align their compensation with stockholder value. Because the stock options have an exercise price equal to the market price of our stock on the grant date and vest over three years, stock options compensate Executives only if, and in proportion to, the stock price increases after the grant date and only if the Executive remains employed or otherwise qualified under the terms of the grant for the periods required for the stock option to become exercisable.

Other Compensation

To attract and retain talented Executives, the Committee also has approved arrangements giving them certain perquisites, such as use of a leased automobile under our Executive Car Program—the Program. Under the Program, the Company provides leased vehicles costing up to $66,000 for all Executives, except for the CEO, who is provided with a vehicle without a cost limit. Related expenses are disclosed in the Summary Compensation Table. Insurance, maintenance expenses and fuel costs are also included in the Program. Participants have an option to purchase the company car at the end of its 3-year lease period or upon retirement at the lower of its depreciated book value or its fair market value (based on the Kelley Blue Book Auto Market Report wholesale value). Additionally, when approved by the CEO, the Company provides to certain Executives the use of fractionally owned aircraft for business purposes. Related compensation for the CEO and the next four highly compensated executive officers is disclosed in the Summary Compensation Table.(2)

(2)          Historically, our Executives have not used the fractionally owned aircraft for purely personal trips and virtually all compensation for use of the aircraft reported under the “Other Annual Compensation” for Mr. Levy in the Summary Compensation Table is attributable to spousal travel deemed valuable and appropriate for business purposes.

The Company reimburses executive officers and non-executive officers for financial planning, estate planning, tax planning, tax return preparation and financial counseling services (to a maximum of $6,500 per year and unlimited for the CEO). The Company provides reimbursement to certain Executives, including all executive officers and non-executive officers, for annual medical examinations (up to a maximum of $1,500 per year) as well as reimbursement for any personal taxes paid on certain perquisites, such as personal use of a company automobile, business—related spousal travel, financial planning and medical expenses.

In order to make retirement contributions which could not be contributed to the Executives’ qualified retirement accounts due to Internal Revenue Code limitations, we also maintain the SERP under which we make supplemental retirement contributions equal to 6% of the participant’s base annual salary and applicable incentive payments earned during the year, reduced by the amount of any Company matching contributions that would be made to the 401(k) Retirement Program(3) only if the participant had contributed the maximum 401(k) amount for that plan year. In fiscal year 2001, the Company adopted the DCP under which eligible employees may defer a portion of their cash compensation into this plan. The SERP is now included in the DCP. The funds contributed by the employee or the Company into the DCP and the SERP are deposited into an independently managed program that has no guaranteed rate of return.

We also permit Executives to participate in compensation and benefit programs generally available to other employees, such as the Employee Incentive Plan(4), 401(k) Retirement Program and supplemental life and disability insurance program.

Tax Deductibility of Executive Compensation

U.S. tax law does not let us deduct from the Company’s federal taxable income certain compensation paid to the CEO and the next four highly compensated executive officers that is not performance-based and which exceeds $1,000,000. Stockholders approved both the MIP and the Omnibus Stock Plan so that performance-based awards under those plans would be eligible for continued tax deductibility. Thus, awards made under the MIP during fiscal year 2004 are eligible for deduction under Section 162(m) of the Internal Revenue Code. The Company did not grant any performance-based equity awards under the Omnibus Stock Plan during fiscal year 2004. However, the Committee considers one of its primary responsibilities to be structuring a compensation program that will attract, retain and reward executive talent necessary to maximize stockholder return. Accordingly, the Committee believes that the Company’s interests are best served in some circumstances by providing compensation (such as salary, perquisites and special cash bonuses), which might be subject to the limitation in U.S. tax law deductibility.

Bases for CEO Compensation

The Committee followed generally the same policies and programs described above for compensation of Executives in determining fiscal year 2004 compensation for Mr. Levy as Chairman of the Board, President and Chief Executive Officer. We considered this level of pay, cash incentive and equity compensation for Mr. Levy appropriate for the following reasons: his execution of our Company strategy

(3)          After satisfying the initial 12-month waiting period for company contributions, the company contribution is 100% of the employee contributions, up to 6% of the employee’s eligible earnings.

(4)          This is a company-wide incentive plan whereby eligible employees may receive award payouts - denominated in number of hours—between 0 hours to 120 hours (based on a 40-hour work week). The target achievement level is 60 hours (based on a 40-hour work week). The performance goals are the same as that of the MIP during fiscal year 2004. For corporate employees, the award was based 100% on Company EBIT growth. For business unit employees, the award was based 70% on their respective business unit’s EBIT growth and 30% on Company EBIT growth.

to enhance long-term investor value through better profit margins and higher returns on sales; his role in leading the Company to solid financial results in a challenging global economic environment; his actions in making the company a leading global manufacturer of integrated cancer therapy systems; his leadership in driving growth initiatives; and the Company’s consistent financial and stock price performance relative to the peer group of companies.

The Committee set Mr. Levy’s annual base salary for fiscal year 2004 in accordance with the policies and considerations used to determine the fiscal year 2004 salaries of the other Executives by evaluating his responsibilities and the Company’s financial performance in fiscal year 2003 and reviewing executive compensation data provided by Frederic W. Cook & Co., Inc. on salaries paid to chief executive officers of electrical/electronic businesses and medical companies with comparable sales volume and peer group proxy statements in year 2003. Further, the Committee reviewed and noted that Mr. Levy’s total cash compensation in fiscal year 2004 was less than two and one-half times that of the next highest compensated employee at the Company.

We also paid Mr. Levy an incentive award for fiscal year 2004 (in accordance with the MIP described above) equal to 200.0% of his fiscal year-end base salary. The 200% value is the maximum permitted under the MIP and was quantitatively attributable to the Company’s exceptional financial performance during fiscal year 2004 by achieving 32.1 percent growth in dollar EBIT (excluding acquisitions made during the year).

In fiscal year 2004, the Company also granted Mr. Levy non-qualified stock options for 330,000 shares of the Company’s common stock that vest over three years.

The Committee’s Conclusion

In light of our strong financial and operating performance in a challenging global economic environment, we believe it was in your best long-term interest for us to ensure that the overall level of our salary, bonus and other incentive compensation awards was competitive with companies in the comparison group, fair based on responsibilities and performance of the Company’s Executives, and reasonable in the context of current fiscal climate based on good business judgment. Quite simply, we continue to believe that the quality, skills and dedication of our executive leaders are critical factors affecting the long-term value of our Company. Therefore, we continue to maintain an executive compensation program that will attract, motivate and retain the highest level of executive leadership possible.

Our decisions concerning the specific fiscal year 2004 compensation elements for individual Executives, including the CEO, were made within this framework and after consultation with an independent executive compensation expert hired by the Committee. We also considered each Executive’s level of responsibility, performance, and current total compensation. As noted above, in all cases our specific decisions involving fiscal year 2004 executive compensation were ultimately based upon our judgment about the individual Executive’s performance and potential future contributions and about whether each particular payment or award would provide an appropriate incentive and reward for performance that sustains and enhances long-term stockholder value.

In the Summary Compensation Table, we provided full disclosure of cash and all other compensation including all perquisites and tax reimbursements received by our Chief Executive Officer and the next four highly compensated executive officers.

Based on our review of the compensation of the Executives and other relevant data, the Committee finds that the total compensation of the Executives, including the CEO, to be competitive, fair, reasonable, and not excessive.

Susan L. Bostrom	David W. Martin, Jr., M.D.
John Seely Brown	Allen S. Lichter, M.D.
R. Andrew Eckert**	Samuel Hellman, M.D. (Chairman)
Ruediger Naumann-Etienne

**             Mr. Eckert was appointed to the Committee at the November 19, 2004 meeting of the Board.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board—the Audit Committee—consists of four directors whose signatures appear below. Each member of the Audit Committee is “independent”, as defined in the New York Stock Exchange Rules.

The Audit Committee’s general role is to assist the Board in monitoring the Company’s financial reporting process and related matters. Its specific responsibilities are set forth in its charter. The Audit Committee reviews its charter annually, and did so in the Company’s November, 2004 Committee meeting.

As required by the charter, the Audit Committee reviewed the Company’s financial statements for fiscal year 2004 and met with management, as well as with representatives of PricewaterhouseCoopers LLP, our independent public accountants, to discuss the financial statements. The Audit Committee also discussed with representatives of PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees.

In addition, the Audit Committee discussed with representatives of PricewaterhouseCoopers LLP their independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Based on these discussions, the financial statements review and other matters it deemed relevant, the Audit Committee recommended to the Board of Directors (and the Board approved) that the Company’s audited financial statements for fiscal year 2004 be included in the Company’s Annual Report on Form 10-K for the year ended October 1, 2004.

Furthermore, in connection with standards for independence promulgated by the Securities and Exchange Commission, the Audit Committee reviewed the services provided by our independent public accountants, PricewaterhouseCoopers LLP, and the fees the Company paid for these services, and also reviewed whether the provision of the services is compatible with maintaining the accountant’s independence. The Audit Committee determined that the provision of the services is compatible with maintaining that independence.

The Audit Committee has selected PricewaterhouseCoopers LLP to be the Company’s independent auditors for fiscal year 2005. In doing so, the Audit Committee considered the results from its review of PricewaterhouseCoopers LLP’s independence, including all relationships between PricewaterhouseCoopers LLP and the Company and any disclosed relationships or services that may impact their objectivity and independence, and their performance and qualifications as independent auditors and giving due consideration to the fact that the engagement audit partner of PricewaterhouseCoopers LLP for the Company is rotated on a regular basis as required by law. As a matter of good corporate governance, the Audit Committee has determined to submit its selection of independent auditors to stockholders for ratification. In the event that this selection of independent auditors is not ratified by a majority of the shares of common stock present or represented at the annual meeting, the Audit Committee will review its future selection of auditors.

Ruediger Naumann-Etienne (Chairman)
R. Andrew Eckert**
David W. Martin, Jr., M.D.
Susan L. Bostrom

**  Mr. Eckert was appointed to the Audit Committee at the November 19, 2004 meeting of the Board.

PERFORMANCE GRAPHS

This graph shows the total return on Varian Medical Systems, Inc. common stock and certain indices from October 1, 1999 until the last day of fiscal year 2004.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG VARIAN MEDICAL SYSTEMS, INC., THE S & P MIDCAP 400 INDEX AND
THE S & P HEALTHCARE EQUIPMENT INDEX

*$100 invested on October 1, 1999 in Varian Medical Systems, Inc. common stock or in the S & P Midcap 400 Index and S & P Healthcare Equipment Index—including reinvestment of dividends.

	Cumulative Total Return
	10/1/99	9/29/00	9/28/01	9/27/02	9/26/03	10/1/04
VARIAN MEDICAL SYSTEMS, INC.	100.00	205.99	292.42	398.22	516.47	631.61
S & P MIDCAP 400	100.00	143.21	116.00	110.55	140.19	164.80
S & P HEALTH CARE EQUIPMENT	100.00	142.49	123.96	112.75	144.66	179.47

Appendix A

VARIAN MEDICAL SYSTEMS, INC.

2005 OMNIBUS STOCK PLAN

TABLE OF CONTENTS

SECTION 11	AMENDMENT, TERMINATION AND DURATION	14
11.1	Amendment, Suspension or Termination	14
11.2	Duration of the Plan	14
SECTION 12	LEGAL CONSTRUCTION	14
12.1	Gender and Number	14
12.2	Severability	14
12.3	Requirements of Law	14
12.4	Governing Law	14
12.5	Captions	14

VARIAN MEDICAL SYSTEMS, INC.
2005 OMNIBUS STOCK PLAN

SECTION 1
BACKGROUND, PURPOSE AND DURATION

1.1        Effective Date.   This 2005 Omnibus Stock Plan was adopted by Varian Medical Systems, Inc., a Delaware corporation, on November 19, 2004 (the “Adoption Date”) and shall become effective upon its approval by a majority of the shares of the common stock of the Company which are present in person or by proxy and entitled to vote at the Company’s 2005 Annual Meeting of Stockholders (the “Effective Date”).

1.2        Purpose of the Plan.   The Plan is intended to increase incentives and to encourage Share ownership on the part of (1) employees of the Company and its Affiliates, (2) consultants who provide significant services to the Company and its Affiliates, and (3) directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is intended to further the growth and profitability of the Company. The Plan is intended to permit the grant of Awards that qualify as performance-based compensation under section 162(m) of the Code.

SECTION 2
DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1        “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2        “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3        “Award” means, individually or collectively, a grant under the Plan of Non-qualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

2.4        “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

2.5        “Board” means the Board of Directors of the Company.

2.6        “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.7        “Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

2.8        “Company” means Varian Medical Systems, Inc., a Delaware corporation, or any successor thereto.

2.9        “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Director.

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2.10     “Director” means any individual who is a member of the Board.

2.11     “Disability” means a permanent and total disability within the meaning of section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

2.12     “EBIT” means as to any Performance Period, the Company’s or a business unit’s income before reductions for interest and taxes, determined in accordance with generally accepted accounting principles.

2.13     “EBITDA” means as to any Performance Period, the Company’s or a business unit’s income before reductions for interest, taxes, depreciation and amortization, determined in accordance with generally accepted accounting principles.

2.14     “Earnings Per Share” means as to any Performance Period, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

2.15     “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.16     “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.17     “Fair Market Value” means the last quoted per share selling price for Shares on the relevant date, or if there were no sales on such date, the arithmetic mean of the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Committee. Notwithstanding the preceding, for federal, state and local income tax reporting purposes, fair market value shall be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.18     “Fiscal Year” means the fiscal year of the Company.

2.19     “Grant Date” means, with respect to an Award, the date that the Award was granted.

2.20     “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of section 422 of the Code.

2.21     “Net Income” means as to any Performance Period, the Company’s or a business unit’s income after taxes, determined in accordance with generally accepted accounting principles.

2.22     “Non-employee Director” means a Director who is an employee of neither the Company nor of any Affiliate.

2.23     “Non-qualified Stock Option” means an option to purchase Shares which is not intended to be an Incentive Stock Option.

2.24     “Operating Cash Flow” means as to any Performance Period, the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

2.25     “Option” means an Incentive Stock Option or a Non-qualified Stock Option.

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2.26     “Participant” means an Employee, Consultant, or Non-employee Director who has an outstanding Award.

2.27     “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures:   (a) EBIT, (b) EBITDA, (c) Earnings Per Share, (d) Net Income, (e) Operating Cash Flow, (f) Return on Assets, (g) Return on Equity, (h) Return on Sales, (i) Revenue, and (j) Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Committee shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participant. “Determination Date” means the latest possible date that will not jeopardize an Award’s qualification as performance-based compensation under section 162(m) of the Code. Notwithstanding the previous sentence, for Awards not intended to qualify as performance-based compensation, “Determination Date” shall mean such date as the Committee may determine in its discretion.

2.28     “Performance Period” means any fiscal period not to exceed three consecutive Fiscal Years, as determined by the Committee in its sole discretion.

2.29     “Performance Share” means a Performance Share granted to a Participant pursuant to Section 8.

2.30     “Performance Unit” means a Performance Unit granted to a Participant pursuant to Section 8.

2.31     “Period of Restriction” means the period during which shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability.

2.32     “Plan” means the Varian Medical Systems, Inc. 2005 Omnibus Stock Plan, as set forth in this instrument and as hereafter amended from time to time.

2.33     “Prior Plans” means the Varian Medical Systems, Inc. Omnibus Stock Plan approved by the Company’s stockholders effective April 3, 1999 and the Varian Medical Systems, Inc. 2000 Stock Plan adopted by the Company’s Board of Directors effective November 17, 2000.

2.34     “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

2.35     “Restricted Stock Units” means a Restricted Stock Unit granted to a Participant pursuant to Section 7.

2.36     “Retirement” means, in the case of an Employee or a Non-employee Director, “Retirement” as defined pursuant to the Company’s or the Board’s Retirement Policies, as they may be established from time to time. With respect to a Consultant, no Termination of Service shall be deemed to be on account of “Retirement.”

2.37     “Return on Assets” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s EBIT before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

2.38     “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

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2.39     “Return on Sales” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s EBIT before incentive compensation, divided by the Company’s or the business unit’s, as applicable, Revenue, determined in accordance with generally accepted accounting principles.

2.40     “Revenue” means as to any Performance Period, the Company’s or a business unit’s net sales, determined in accordance with generally accepted accounting principles.

2.41     “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, as amended, and any future regulation amending, supplementing or superseding such regulation.

2.42     “Section 16 Person” means a person who, with respect to the Shares, is subject to section 16 of the 1934 Act.

2.43     “Shareholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

2.44     “Shares” means shares of the Company’s common stock, $1.00 par value.

2.45     “Stock Appreciation Right” or “SAR” means an Award, granted alone, in connection or in tandem with a related Option, that pursuant to Section 6 is designated as a SAR.

2.46     “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.47     “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between a Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate; and (c) in the case of a Non-employee Director, a cessation of the Non-employee Director’s service on the Board for any reason.

SECTION 3
ADMINISTRATION

3.1        The Committee.   The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, (b) an “independent director” under section 303A.02 of the New York Stock Exchange listing standards rules, and (c) an “outside director” under section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2        Authority of the Committee.   It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees and Consultants shall be granted Awards, (b) prescribe the terms and conditions of the Awards (other than the Options granted to Non-employee Directors pursuant to Section 9), (c) interpret the Plan and the Awards, (d) adopt such procedures, agreements, arrangements, sub plans and terms as are necessary or appropriate to permit participation in the Plan by Employees,

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Consultants and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules. Notwithstanding any contrary provision of the Plan, the Committee may reduce the amount payable under any Award (other than an Option) after the grant of such Award.

3.3        Delegation by the Committee.   The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, (b) in any way which would jeopardize the Plan’s qualification under Rule 16b-3, or (c) with respect to Awards which are intended to qualify as performance-based compensation under section 162(m) of the Code.

3.4        Non-employee Directors.   Notwithstanding any contrary provision of this Section 3, the Board shall administer Section 9 of the Plan, and the Committee shall exercise no discretion with respect to Section 9. In the Board’s administration of Section 9 and the Options and any Shares granted to Non-employee Directors, the Board shall have all of the authority and discretion otherwise granted to the Committee with respect to the administration of the Plan.

3.5        Decisions Binding.   All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4
SHARES SUBJECT TO THE PLAN

4.1        Number of Shares.   Subject to adjustment as provided in Section 4.3, the total number of Shares available for issuance under the Plan shall not exceed 4,000,000, plus such number of Shares as are granted pursuant to substitute Options under Sections 5.3.3 and 9.3. Upon approval of this Plan by the stockholders of the Company, no further grants may be made under the Prior Plans, but Shares authorized for issuance under the Prior Plans that have not been issued under the prior Plans may be issued pursuant to Awards granted under this Plan in addition to the number of Shares specified immediately above. In addition, if an award previously granted under the Prior Plans terminates, expires, or lapses for any reason, any Shares subject to such award shall again be available to be the subject of an Award under the Plan. Shares issued under the Plan may be either authorized but unissued Shares or treasury Shares. For purposes of the total number of Shares available for grant under this Plan, any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against the limit stated in this Section 4.1 as one (1) Share for every (1) Share issued, and any shares issued in connection with Awards other than Options and Stock Appreciation Rights shall be counted against the limit stated in this Section 4.1 as three (3) Shares for every one (1) Share issued. All of the Shares available for issuance under the Plan may be issued as Incentive Stock Options.

4.2        Lapsed Awards.   If an Award terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available to be the subject of an Award. In addition, if any Shares are tendered to the Company (whether by physical delivery or attestation) as full or partial payment for the exercise of an Option or in satisfaction of a tax withholding obligation pursuant to an Award, only the net Shares issued shall be deemed issued for purposes of determining the maximum number of Shares that may be issued under Section 4.1. Also, Shares issued pursuant to Awards assumed or issued in substitution of other awards in connection with the acquisition by the Company of an unrelated entity shall not reduce the maximum number of Shares issuable under Section 4.1.

4.3        Adjustments in Awards and Authorized Shares.   In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or

5

other change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limit of Section 5.1 in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such Awards. In the case of Options granted to Non-employee Directors, the foregoing adjustments shall be made by the Board. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5
STOCK OPTIONS

5.1        Grant of Options.   Subject to the terms and provisions of the Plan, Options may be granted to Employees and Consultants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options covering more than 4,000,000 Shares. The Committee may grant Incentive Stock Options, Non-qualified Stock Options, or a combination thereof. Non-Qualified Stock Options may be granted under the Plan pursuant to Section 9 to Non-employee Directors by the Board, which shall determine the terms of such Options.

5.2        Award Agreement.   Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Non-qualified Stock Option.

5.3        Exercise Price.   Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1    Non-qualified Stock Options.   In the case of a Non-qualified Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2    Incentive Stock Options.   In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3    Substitute Options.   Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with section 424(a) of the Code, shall determine the exercise price of such substitute Options.

5.4        Expiration of Options.

5.4.1    Expiration Dates.   Except as set forth in each Award Agreement, each Option shall terminate no later than the first to occur of the following events:

(a)   The expiration of ten (10) years from the Grant Date; or

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(b)   The expiration of three (3) months from the date of the Participant’s Termination of Service for a reason other than the Participant’s death, Disability or Retirement; or

(c)   The expiration of one (1) year from the date of the Participant’s Termination of Service by reason of Disability; or

(d)   The expiration of three (3) years from the date of the Participant’s Retirement (subject to Section 5.8.2 regarding Incentive Stock Options); or

(e)   The date of the Participant’s Termination of Service by the Company for cause (as determined by the Company).

5.4.2    Death of Participant.   Notwithstanding Section 5.4.1, if a Participant who is an Employee dies prior to the expiration of his or her Options, his or her Options shall be exercisable until the expiration of three (3) years after the date of death. If a Participant who is a Consultant dies prior to the expiration of his or her Options, the Committee, in its discretion, may provide that his or her Options shall be exercisable for up to three (3) years after the date of death.

5.4.3    Committee Discretion.   Subject to the limits of Sections 5.4.1 and 5.4.2, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted and before such Option expires, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

5.5        Exercisability of Options.   Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option. If a Participant dies while an Employee, the exercisability of his or her Options shall be fully accelerated to the date of Termination of Service.

5.6        Payment.   Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines both to provide legal consideration for the Shares and to be consistent with the purposes of the Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker) Share certificates (which may be in book entry form) representing such Shares.

5.7        Restrictions on Share Transferability.   The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8        Certain Additional Provisions for Incentive Stock Options.

5.8.1    Exercisability.   The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

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5.8.2    Termination of Service.   If any portion of an Incentive Stock Option is exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death (unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Committee permits later exercise), the portion so exercised shall be deemed a Non-qualified Stock Option.

5.8.3    Company and Subsidiaries Only.   Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

5.8.4    Expiration.   No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

SECTION 6
STOCK APPRECIATION RIGHTS

6.1        Grant of SARs.   Subject to the terms and conditions of the Plan, SARs may be granted to Employees and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than 2,000,000 Shares.

6.2        Exercise Price and Other Terms.   The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

6.3        SAR Agreement.   Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.4        Expiration of SARs.   A SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

6.5        Payment of SAR Amount.   Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)        The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b)        The number of Shares with respect to which the SAR is exercised.

6.6        Payment Upon Exercise of SAR.   At the discretion of the Committee, payment for a SAR may be in cash, Shares or a combination thereof.

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SECTION 7
RESTRICTED STOCK and RESTRICTED STOCK UNITS

7.1        Grant of Restricted Stock and Restricted Stock Units.   Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock or Restricted Stock Units to Employees and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than 400,000 Shares of Restricted Stock or Restricted Stock Units.

7.2        Restricted Stock and Restricted Stock Units Agreement.   Each Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, any price to be paid for the Shares, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3        Transferability.   Shares of Restricted Stock or Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.4        Other Restrictions.   The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock or Restricted Stock Units as it may deem advisable or appropriate, in accordance with this Section 7.4.

7.4.1    General Restrictions.   The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, business unit or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

7.4.2    Section 162(m) Performance Restrictions.   For purposes of qualifying grants of Restricted Stock and Restricted Stock Units as “performance-based compensation” under section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock or Restricted Stock Units to qualify as “performance-based compensation” under section 162(m) of the Code. In granting Restricted Stock or Restricted Stock Units which is intended to qualify under section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock or Restricted Stock Units under section 162(m) of the Code (e.g., in determining the Performance Goals).

7.4.3    Legend on Certificates.   The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Varian Medical Systems, Inc. 2005 Omnibus Stock Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Varian Medical Systems, Inc.”

7.5        Removal of Restrictions.   Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse,

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and remove any restrictions. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

7.6        Voting Rights.   During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

7.7        Dividends and Other Distributions.   During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8        Return of Restricted Stock to Company.   On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8
PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1        Grant of Performance Units and Shares.   Performance Units and Performance Shares may be granted to Employees and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to any Participant, provided that during any Fiscal Year, no more than 400,000 Performance Shares or Performance Units may be granted to any Participant.

8.2        Initial Value.   Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date, provided that such value shall not exceed the Fair Market Value of a Share on the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

8.3        Performance Objectives and Other Terms.   The Committee shall set performance objectives in its discretion, which, depending on the extent to which they are met, will determine the number or value of Performance Units or Shares that will be paid out to the Participants. The Committee may set performance objectives based upon the achievement of Company-wide, business unit, or individual goals, or any other basis determined by the Committee in its discretion. The time period during which the performance objectives must be met shall be called the “Performance Period.” Each Award of Performance Units or Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

8.3.1    General Performance Objectives.   The Committee may set performance objectives based upon the achievement of Company-wide, business unit or individual goals, or any other basis determined by the Committee in its discretion.

8.3.2    Section 162(m) Performance Objectives.   For purposes of qualifying grants of Performance Units or Shares as “performance-based compensation” under section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units or Shares shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Units or Shares to qualify as “performance-based compensation” under section 162(m) of the Code. In granting Performance Units or Shares which are intended to qualify

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under section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units or Shares under section 162(m) of the Code (e.g., in determining the Performance Goals).

8.4        Earning of Performance Units and Performance Shares.   After the applicable Performance Period has ended, the Participant shall be entitled to receive a payout of the number of Performance Units or Shares earned during the Performance Period, depending upon the extent to which the applicable performance objectives have been achieved. After the grant of a Performance Unit or Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for Award.

8.5        Form and Timing of Payment.   Payment of earned Performance Units or Performance Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay such earned Awards in cash, Shares or a combination thereof.

8.6        Cancellation.   On the date set forth in the Award Agreement, all unearned or unvested Performance Units or Performance Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.

SECTION 9
NON-EMPLOYEE DIRECTORS

9.1        Non-Employee Director Options.   Subject to the terms and provisions of the Plan, Non-qualified Stock Options may be issued to Non-employee Directors at any time and from time to time, as determined by the Board in its sole discretion, including the number of Shares subject to each Option, and the terms and conditions of such Awards.

9.2        Terms of Options.

9.2.1    Option Agreement.   Each Option granted pursuant to this Section 9 shall be evidenced by a written stock option agreement, which shall be executed by the Non-employee Director and the Company.

9.2.2    Exercise Price.   The Exercise Price for the Shares subject to each Option granted pursuant to this Section 9 shall be one hundred percent (100%) of the Fair Market Value of such Shares on the Grant Date.

9.2.3    Exercisability.   Unless provided otherwise in an Award Agreement, each Option granted pursuant to this Section 9 shall be fully exercisable on the Grant Date.

9.2.4    Expiration of Options.   Unless provided otherwise in an Award Agreement, each Option shall terminate upon the first to occur of the following events:

(a)   The expiration of ten (10) years from the Grant Date; or

(b)   The expiration of three (3) months from the date of the Non-employee Director’s Termination of Service for a reason other than death, Disability, resignation or Retirement; or

(c)   The expiration of three (3) years from the date of the Non-employee Director’s Termination of Service by reason of completion of the Participant’s term as a Director, Disability or Retirement.

9.2.5    Death of Director.   Notwithstanding Section 9.2.4, if a Non-employee Director dies prior to the expiration of his or her options in accordance with Section 9.2.4, his or her options shall terminate three (3) years after the date of his or her death.

9.2.6    Not Incentive Stock Options.   Options granted pursuant to this Section 9 shall not be designated as Incentive Stock Options.

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9.2.7    Other Terms.   Unless provided otherwise in an Award Agreement, all provisions of the Plan not inconsistent with this Section 9 shall apply to Options granted to Non-employee Directors; provided, however, that Section 5.2 (relating to the Committee’s discretion to set the terms and conditions of Options) shall be inapplicable with respect to Non-employee Directors.

9.3        Substitute Options.   Notwithstanding the provisions of Section 9.2.2, in the event that the Company or an Affiliate consummates a transaction described in section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Non-employee Directors on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with section 424(a) of the Code, shall determine the exercise price of such substitute Options.

9.4        Elections by Non-employee Directors.   Pursuant to such procedures as the Board (in its discretion) may adopt from time to time, each Non-employee Director may elect to forego receipt of all or a portion of the annual retainer, committee chair fees, meeting attendance fees and other cash compensation otherwise due to the Non-employee Director in exchange for Shares. The number of Shares received by any Non-employee Director shall equal the amount of foregone compensation divided by the Fair Market Value of a Share on the date that the compensation otherwise would have been paid to the Non-employee Director, rounded up to the nearest whole number of Shares. In addition, pursuant to such procedures as the Board (in its discretion) may adopt from time to time, each Non-employee Director may elect to forego receipt of all or a portion of the annual retainer, committee chair and meeting attendance fees and other cash compensation otherwise due to the Non-employee Director in exchange for an Option to purchase Shares. The number of Shares subject to such an Option received by any Non-employee Director shall equal the amount of foregone compensation multiplied by four (4) and divided by the Fair Market Value of a Share on the date that the compensation otherwise would have been paid to the Non-employee Director, rounded up to the nearest whole number of Shares. All Options granted pursuant to this Section 9.4 shall be subject to the restrictions of Section 9.2.

SECTION 10
MISCELLANEOUS

10.1     No Effect on Employment or Service.   Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

10.2     Participation.   No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

10.3     Indemnification.   Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

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10.4     Successors.   All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

10.5     Beneficiary Designations.   If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

10.6     Nontransferability of Awards.   Except as provided below, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 10.5. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Committee, or the Board in the case of Awards to Non-Employee Directors, may, in its sole discretion, permit the transfer of an Award to an individual or entity other than the Company (each transferee thereof a “Permitted Assignee”), subject to such restrictions as the Committee, or the Board, in its sole discretion may impose.

10.7     No Rights as Stockholder.   Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

10.8     Withholding Requirements.   Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof). Notwithstanding any contrary provision of the Plan, if a Participant fails to remit to the Company such withholding amount within the time period specified by the Committee (in its discretion), the Participant’s Award may, in the Committee’s discretion, be forfeited and in such case the Participant shall not receive any of the Shares subject to such Award.

10.9     Withholding Arrangements.   The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the minimum required tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

10.10   Deferrals.   The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

10.11   Dividend Equivalents.   Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, or the Board in the case of Awards to Non-Employee Directors, be entitled to receive,

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currently or on a deferred basis, cash or stock dividends, or cash payments in amounts equivalent to cash or stock dividends on Shares (“dividend equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, or the Board in the case of Non-Employee Directors, in its sole discretion, and the Committee or Board may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

SECTION 11
AMENDMENT, TERMINATION AND DURATION

11.1     Amendment, Suspension or Termination.   The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore issued to such Participant. Any amendment shall also, to the extent required by applicable law or regulation, be subject to stockholder approval. No Award may be granted during any period of suspension or after termination of the Plan.

11.2     Duration of the Plan.   The Plan shall commence on the date it is approved by the stockholders, and subject to Section 11.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect for ten (10) years from the Adoption Date. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after ten (10) years from the Effective Date.

SECTION 12
LEGAL CONSTRUCTION

12.1     Gender and Number.   Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.2     Severability.   In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.3     Requirements of Law.   The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.4     Governing Law.   The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

12.5     Captions.   Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

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EXECUTION

IN WITNESS WHEREOF, Varian Medical Systems, Inc., by its duly authorized officer, has executed the Plan on the date indicated below.

VARIAN MEDICAL SYSTEMS, INC.
Dated	By
		Name:	Joseph B. Phair
		Title:	Vice President, Administration, General Counsel & Secretary

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VARIAN MEDICAL SYSTEMS, INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

6314
☒	Please mark
Votes as in
this example.

The Board of Directors Recommends a Vote “FOR" the nominees listed in Proposal 1 and “FOR" Proposals 2 and 3.

VARIAN MEDICAL SYSTEMS, INC.				Nominees:
1. Election of Directors				Susan L.Bostrom, Richard M.			FOR	AGAINST	ABSTAIN
				Levy and Allen S.Lichter, M.D.	2.	Approval of Varian Medical Systems,	☐	☐	☐
	FOR	WITHHELD		for a term ending at the 2008		Inc. 2005 Omnibus Stock Plan.
FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	Annual Meeting of Stockholders
				and R.Andrew Eckert for a term	3.	Ratify the selection of Pricewaterhouse-	☐	☐	☐
				ending at the 2007 Annual		Coopers LLP as our independent auditors
				Meeting of Stockholders.		for fiscal year 2005.
☐
The proxies are authorized to vote on such other business as is
For, except vote withheld from the following nominee(s) written above						properly brought before the Annual Meeting for action in
accordance with their judgment as to the best interests of the
Company.

						Mark box at right if an address change has been		☐
made on the reverse side of this card.

						NOTE:	Please sign exactly as name appears on your stock
certificate. If the stock is registered in the names of
two or more persons, each should sign. Executors,
administrators, trustees, guardians, attorneys and
corporate officers should insert their name.

Signature:			Date:		Signature:		Date:

DETACH HERE

PROXY

VARIAN MEDICAL SYSTEMS, INC.

Proxy for Annual Meeting of Stockholders—February 17, 2005

P	This Proxy is Solicited on Behalf of The Board of Directors
R
O X Y

The undersigned stockholder of Varian Medical Systems, Inc. hereby constitutes and appoints RICHARD M. LEVY and JOSEPH B. PHAIR, and each of them, proxies and attorneys-in-fact of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Varian Medical Systems, Inc. standing in the name of the undersigned, at the Annual Meeting of Stockholders of Varian Medical Systems, Inc. to be held at the Sheraton Palo Alto Hotel, Justine’s Room, 625 El Camino Real, Palo Alto, California 94301, on February 17, 2005, at 1:00 p.m., and at any adjournment(s) or postponement(s) thereof.

Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees for director, FOR the approval of the Varian Medical Systems, Inc. 2005 Omnibus Stock Plan, FOR ratifying the selection of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2005 and in accordance with the judgment of the proxies as to the best interests of Varian Medical Systems, Inc. upon such other business as may properly come before the meeting or any adjournment or postponement thereof.  If specific instructions are indicated, this Proxy will be voted in accordance therewith.  With respect to the election of directors, the proxies shall have full discretion and authority to vote cumulatively and to allocate votes among any or all of the nominees of the Board of Directors in such order as they may determine.

PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE

HAS YOUR ADDRESS CHANGED?

(If you have written in the above space, please mark the corresponding box on the reverse side of this card)
Continued and to be Signed on Reverse Side